                                                                    EXHIBIT 10.1

                                   $20,000,000

                               SECOND LIEN SECURED

                                CREDIT AGREEMENT

                                     BETWEEN

                           PETROQUEST ENERGY, L.L.C.,
                     A LOUISIANA LIMITED LIABILITY COMPANY,
                                  AS BORROWER,

                            PETROQUEST ENERGY, INC.,
                             A DELAWARE CORPORATION,
                                  AS GUARANTOR

                                       AND

                            MACQUARIE AMERICAS CORP.,
                             A DELAWARE CORPORATION,
             IN ITS INDIVIDUAL CAPACITY AND AS ADMINISTRATIVE AGENT;

                                       AND

                            THE LENDERS PARTY HERETO

                        ---------------------------------

                          DATED AS OF NOVEMBER 6, 2003

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS...........................................................................................   1
   Section 1.1       Specific Defined Terms......................................................................   1
   Section 1.2       Other Capitalized Terms.....................................................................  19
   Section 1.3       Exhibits and Schedules......................................................................  19
   Section 1.4       Amendment of Defined Instruments............................................................  20
   Section 1.5       References, Titles and Construction.........................................................  20

ARTICLE II. THE TERM LOAN........................................................................................  20
   Section 2.1       Term Loan...................................................................................  20
   Section 2.2       Availability and Purpose of Term Loan Advance...............................................  21
   Section 2.3       Advance Procedure...........................................................................  21
   Section 2.4       Term Notes..................................................................................  21
   Section 2.5       Interest....................................................................................  21
   Section 2.6       Final Maturity of Obligations...............................................................  22
   Section 2.7       Time and Place of Payments..................................................................  22
   Section 2.8       Optional Prepayment of the Term Loan........................................................  23
   Section 2.9       Mandatory Prepayment of the Term Loan.......................................................  23
   Section 2.10      Taxes.......................................................................................  23
   Section 2.11      Fees........................................................................................  24

ARTICLE III. SECURITY............................................................................................  24
   Section 3.1       Grant of Security Interests.................................................................  24
   Section 3.2       Pledged Interests...........................................................................  25
   Section 3.3       Equipment...................................................................................  25
   Section 3.4       Subordination Agreement.....................................................................  26

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................  26
   Section 4.1       Formation and Existence.....................................................................  26
   Section 4.2       Executive Offices...........................................................................  26
   Section 4.3       Ownership; Subsidiaries.....................................................................  26
   Section 4.4       Authorization; Non-Contravention............................................................  27
   Section 4.5       Solvency....................................................................................  27
   Section 4.6       Omissions and Misstatements.................................................................  27
   Section 4.7       Joint Ventures..............................................................................  28
   Section 4.8       Commissions; Expenses.......................................................................  28
   Section 4.9       Tax Matters.................................................................................  28
   Section 4.10      Litigation; Governmental Proceedings........................................................  28
   Section 4.11      Ownership of Collateral; Interests..........................................................  29
   Section 4.12      Indebtedness................................................................................  29
   Section 4.13      Trademarks, Etc.............................................................................  29
   Section 4.14      Leases......................................................................................  29

   Section 4.15      Investments.................................................................................  29
   Section 4.16      Environmental Matters.......................................................................  30
   Section 4.17      Operating Permits and Licenses..............................................................  31
   Section 4.18      Maintenance of Properties...................................................................  31
   Section 4.19      Defaults....................................................................................  32
   Section 4.20      Contingent Liabilities......................................................................  32
   Section 4.21      Restrictions on Equipment...................................................................  32
   Section 4.22      Financial Statements; No Material Adverse Effect............................................  32
   Section 4.23      Taxpayer Identification.....................................................................  33
   Section 4.24      Holding Company.............................................................................  33
   Section 4.25      Investment Company..........................................................................  33
   Section 4.26      Other Agreements............................................................................  33
   Section 4.27      Basic Documents.............................................................................  34
   Section 4.28      Farmout Agreements, Etc.....................................................................  34
   Section 4.29      Operating Agreements........................................................................  34
   Section 4.30      No Unusual Agreements.......................................................................  35
   Section 4.31      Suspense of Proceeds........................................................................  35
   Section 4.32      ERISA Plans.................................................................................  35
   Section 4.33      Use of Proceeds.............................................................................  36
   Section 4.34      Insurance...................................................................................  36
   Section 4.35      No Material Adverse Effect..................................................................  36
   Section 4.36      Tax Shelter Regulations.....................................................................  36
   Section 4.37      Restriction on Liens........................................................................  37
   Section 4.38      Hedging Agreements..........................................................................  37
   Section 4.39      Marketing of Production.....................................................................  37

ARTICLE V. FINANCIAL STATEMENTS AND INFORMATION; CERTAIN NOTICES TO LENDERS......................................  37
   Section 5.1       Monthly Operating Statement.................................................................  37
   Section 5.2       Daily Field Reports.........................................................................  37
   Section 5.3       Weekly Sales Reports........................................................................  38
   Section 5.4       AFEs........................................................................................  38
   Section 5.5       Test Results; Core Analyses; Surveys and Logs...............................................  38
   Section 5.6       Annual Reports..............................................................................  38
   Section 5.7       Quarterly Reports...........................................................................  38
   Section 5.8       Certificate of Financial Officer; Compliance................................................  38
   Section 5.9       Default Notices.............................................................................  39
   Section 5.10      Reserve Reports.............................................................................  40
   Section 5.11      Other Information...........................................................................  42
   Section 5.12      Annual Operating Budget.....................................................................  42
   Section 5.13      Charter Documents...........................................................................  42
   Section 5.14      Other Information...........................................................................  42
   Section 5.15      Information to Shareholders.................................................................  42
   Section 5.16      Certificate of Chief Financial Officer; Hedging Agreements..................................  43

   Section 5.17      Certificate of Insurer; Insurance Coverage..................................................  43
   Section 5.18      Reportable Transactions.....................................................................  43
   Section 5.19      Borrower Financial Statements...............................................................  43

ARTICLE VI. AFFIRMATIVE COVENANTS................................................................................  43
   Section 6.1       Preservation of Existence...................................................................  43
   Section 6.2       Compliance with Law.........................................................................  43
   Section 6.3       Environmental Matters.......................................................................  45
   Section 6.4       Records.....................................................................................  46
   Section 6.5       Litigation..................................................................................  46
   Section 6.6       Damage to Collateral........................................................................  46
   Section 6.7       Solvency....................................................................................  46
   Section 6.8       Insurance...................................................................................  46
   Section 6.9       Delivery of Instruments.....................................................................  47
   Section 6.10      Consultants.................................................................................  47
   Section 6.11      Creditors...................................................................................  47
   Section 6.12      Inspection..................................................................................  47
   Section 6.13      Environmental Opinion.......................................................................  48
   Section 6.14      Operators...................................................................................  48
   Section 6.15      Purchasers of Hydrocarbons..................................................................  48
   Section 6.16      Access to Officers, Employees and Agents....................................................  49
   Section 6.17      Hedging Hydrocarbon Production..............................................................  49
   Section 6.18      Use of Proceeds.............................................................................  50
   Section 6.19      Bonds.......................................................................................  50
   Section 6.20      Minimum Payments............................................................................  50
   Section 6.21      Post-Closing Title Opinions.................................................................  50
   Section 6.22      Continuing Enterprise.......................................................................  50
   Section 6.23      Venue for Debtor Relief Proceedings.........................................................  50
   Section 6.24      Access to Seismic and Geophysical Data......................................................  50
   Section 6.25      Liens on Collateral.........................................................................  51
   Section 6.26      Certain Financial Covenants.................................................................  51
   Section 6.27      Additional Guarantors.......................................................................  51
   Section 6.28      Collateral Records..........................................................................  51

ARTICLE VII. NEGATIVE COVENANTS..................................................................................  52
   Section 7.1       Debt........................................................................................  52
   Section 7.2       Accounts....................................................................................  53
   Section 7.3       Guaranties..................................................................................  53
   Section 7.4       Ownership and Business Operations...........................................................  53
   Section 7.5       Liens and Encumbrances......................................................................  55
   Section 7.6       Investments.................................................................................  56
   Section 7.7       Subsidiaries and Divestitures...............................................................  56
   Section 7.8       Compliance with Laws........................................................................  56
   Section 7.9       Dividends and Distributions.................................................................  56

   Section 7.10      Modifications...............................................................................  57
   Section 7.11      Debt Threshold..............................................................................  57
   Section 7.12      Senior Credit Facility......................................................................  57
   Section 7.13      Quarterly Production Levels and Net Operating Cash Flow.....................................  57
   Section 7.14      General and Administrative Expenses.........................................................  57
   Section 7.15      Other.......................................................................................  57
   Section 7.16      Proceeds of Term Loan.......................................................................  58
   Section 7.17      Limitation on Leases........................................................................  58
   Section 7.18      Nature of Business..........................................................................  58
   Section 7.19      POG.........................................................................................  59

ARTICLE VIII. FURTHER RIGHTS OF LENDERS..........................................................................  59
   Section 8.1       Delivery of Additional Documents............................................................  59
   Section 8.2       Payments by Lenders.........................................................................  59
   Section 8.3       Payment of Taxes, Etc.......................................................................  60
   Section 8.4       Possession..................................................................................  60
   Section 8.5       Indemnification.............................................................................  60

ARTICLE IX. CLOSING; CONDITIONS PRECEDENT TO CLOSING.............................................................  62
   Section 9.1       Closing.....................................................................................  62
   Section 9.2       Conditions Precedent........................................................................  62
   Section 9.3       Conditions Precedent to Funding of Term Loan................................................  66

ARTICLE X. EVENTS OF DEFAULT.....................................................................................  67
   Section 10.1      Events of Default...........................................................................  67

ARTICLE XI. REMEDIES OF LENDERS..................................................................................  70
   Section 11.1      Remedies....................................................................................  70
   Section 11.2      Collateral..................................................................................  70
   Section 11.3      Costs and Expenses..........................................................................  71
   Section 11.4      Set-Off Rights..............................................................................  71
   Section 11.5      Rights Under Operating Agreements...........................................................  71

ARTICLE XII. ADMINISTRATIVE AGENT................................................................................  71
   Section 12.1      Appointment and Authorization of Administrative Agent.......................................  71
   Section 12.2      Delegation of Duties........................................................................  72
   Section 12.3      Liability of Administrative Agent...........................................................  72
   Section 12.4      Reliance by Administrative Agent............................................................  72
   Section 12.5      Notice of Default...........................................................................  73
   Section 12.6      Credit Decision; Disclosure of Information by Administrative Agent..........................  73
   Section 12.7      Indemnification of Administrative Agent.....................................................  74
   Section 12.8      Administrative Agent in its Individual Capacity.............................................  74
   Section 12.9      Successor Administrative Agent..............................................................  75
   Section 12.10     Administrative Agent May File Proofs of Claim...............................................  75
   Section 12.11     Collateral and Guaranty Agreements Matters..................................................  76

   Section 12.12     Advance Procedure...........................................................................  77
   Section 12.13     Payments....................................................................................  78
   Section 12.14     Application of Payments.....................................................................  78
   Section 12.15     Liens.......................................................................................  79
   Section 12.16     Payment Priority............................................................................  79
   Section 12.17     Sharing of Payments by Lenders..............................................................  79
   Section 12.18     Relationship of Lenders.....................................................................  80

ARTICLE XIII. MISCELLANEOUS......................................................................................  80
   Section 13.1      Remedies Cumulative.........................................................................  80
   Section 13.2      Assignment..................................................................................  80
   Section 13.3      Notices.....................................................................................  80
   Section 13.4      Waivers; Amendments.........................................................................  82
   Section 13.5      Confidentiality.............................................................................  83
   Section 13.6      Final Agreement.............................................................................  84
   Section 13.7      WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.................................................  84
   Section 13.8      GOVERNING LAW...............................................................................  84
   Section 13.9      No Third-Party Beneficiaries................................................................  84
   Section 13.10     Fees, Costs and Expenses; Indemnification...................................................  85
   Section 13.11     Power of Attorney; Etc......................................................................  86
   Section 13.12     Severability................................................................................  86
   Section 13.13     Captions; Headings..........................................................................  87
   Section 13.14     Construction................................................................................  87
   Section 13.15     Additional Documents........................................................................  87
   Section 13.16     Counterpart Execution.......................................................................  87
   Section 13.17     Compliance with Law.........................................................................  87
   Section 13.18     EXCULPATION PROVISIONS......................................................................  88
   Section 13.19     No Other Agreements; No Parol Evidence......................................................  88

Exhibit A                  Form of Advance Request
Exhibit B                  Form of Term Note
Exhibit C                  Form of Guaranty Agreement
Exhibit D                  Form of Pledge Agreement
Exhibit E                  Form of Production Report
Exhibit F                  Cash Flow Report
Exhibit G                  Form of Subordination Agreement
Exhibit H                  Forms of Opinion of Counsel
Exhibit I                  Form of Reserve Report Certification

Annex I                    Lenders and Percentage Shares; Wiring Instructions
Annex II                   Closing Date Transaction Documents

Schedule 4.2               Executive Offices of Guarantor
Schedule 4.3(a)            Ownership of Borrower

Schedule 4.3(b)            Subsidiaries of Borrower
Schedule 4.10              Litigation
Schedule 4.12              Indebtedness
Schedule 4.14              Leases
Schedule 4.15(d)           Imbalances
Schedule 4.16              Environmental Matters
Schedule 4.23              Taxpayer Identification
Schedule 4.26              Calls on Production
Schedule 4.34(c)           Insurance Coverages
Schedule 4.38              Hedging Agreements
Schedule 4.39              Marketing Contracts
Schedule 5.12              Initial Annual Operating Budget
Schedule 6.17              Minimum Average Price for PDP Reserves Subject to the
                           Swap Agreement
Schedule 7.1(v)            Hedging Obligations
Schedule 7.1(viii)         Other Debt
Schedule 7.1(x)            Bonds and Surety Obligations
Schedule 7.1(xv)           Contingent Obligations
Schedule 7.5               Liens and Encumbrances
Schedule 7.13              Minimum Quarterly Production Levels and Net Operating
                           Cash Flow
Schedule 9.2(g)            Subordinated Creditors
Schedule 9.2(n)            Unpaid Bills

             $20,000,000 SENIOR SECOND LIEN SECURED CREDIT AGREEMENT

         This $20,000,000 Senior Second Lien Secured Credit Agreement (this "Agreement") is dated November 6, 2003, between PetroQuest Energy, L.L.C., a Louisiana limited liability company, having its principal executive office and place of business at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, LA 70508 ("Borrower"); PetroQuest Energy, Inc., a Delaware corporation having its principal executive office and place of business at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, LA 70508 ("Guarantor"); each of the Lenders from time to time party hereto; and Macquarie Americas Corp., a Delaware corporation, (in its individual capacity, "MAC"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                   BACKGROUND:

         1. Borrower desires to obtain a credit facility from Lenders for the purpose of further developing the Properties (defined below). Lenders desire to make available to Borrower a senior second lien secured term loan on a non-revolving basis for those purposes under the terms and conditions of this Agreement.

         2. In connection with Lenders making available to Borrower the financial accommodations described in this Agreement and subject to the other terms of this Agreement and the Loan Documents (defined below), Borrower will grant to the Administrative Agent, for the benefit of Lenders, a second-priority mortgage lien and a second-priority perfected security interest in all of the real and personal property of Borrower and certain other collateral.

         3. To further induce Lenders to make the term loan, Borrower will cause PQUE (defined below) to deliver the Warrants (defined below) to Lenders or their designees.

                                   AGREEMENTS:

         In consideration of the terms, covenants, provisions and conditions set forth in this Agreement, Borrower, Administrative Agent and Lenders agree as follows:

                                   ARTICLE I.
                                   Definitions

         Section 1.1 Specific Defined Terms. As used herein, the following terms shall have the following meanings and, as the context requires, the singular shall include the plural:

         "Administrative Agent" means MAC or any successor serving as the Administrative Agent pursuant to this Agreement.

         "Administrative Agent-Related Persons" means the Administrative Agent, together with its Affiliates, and their respective officers, directors, employees, agents and attorneys in fact of such Persons.

         "Advance" means an advance of funds by Lenders at the Contract Rate pursuant to Article II of this Agreement.

         "Advance Request" means a request for an Advance under the Term Loan in substantially the form of Exhibit A hereto.

         "AFE" means an authorization for expenditure representing an estimate of work to be performed.

         "Affiliate" means as to any Person, (a) any other Person who directly or indirectly controls, is under common control with, or is controlled by such Person, (b) any director or officer of such Person or of any Person referred to in clause (a) above, or (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event (i) any Person who owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person, (ii) any subsidiary of any Borrower shall be deemed to be an Affiliate of Borrower.

         "Agreement" has the meaning assigned to that term in the introductory paragraph hereof and includes any amendment, modification, supplement or restatement.

         "Annual Operating Budget" has the meaning assigned to that term in
Section 5.12.

         "Availability Termination Date" means December 31, 2004.

         "Basic Documents" means the Leases, Operating Agreements, Hydrocarbon purchase, sales, exchange, processing, gathering, treatment, compression and transportation agreements; farmout or farm-in agreements; unitization agreements; joint venture, exploration, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water disposal agreements, servicing contracts; easement and/or pooling agreements; surface leases, permits, licenses, rights-of-way, servitudes or other interests appertaining to the Properties and all other executory contracts and agreements relating to the Properties.

         "BOE" means barrel of Crude Oil equivalent. When determining the BOE, Natural Gas volumes shall be converted to Crude Oil volumes on a basis of 6:1 (6 MCF of Natural Gas = 1 barrel of Crude Oil).

         "Borrower" has the meaning assigned to that term in the introductory paragraph of this Agreement.

         "Btu" means the amount of energy required to raise the temperature of one pound (avoirdupois) of pure water one degree Fahrenheit from 59 degrees Fahrenheit to 60 degrees Fahrenheit.

         "Business Day" means any day other than a Saturday, Sunday or other day in which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

         "Capital Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

         "Cash Flow Report" means monthly consolidated financial statements of PQUE and its subsidiaries for the applicable period including (a) the consolidated balance sheet of PQUE prepared in accordance with GAAP (excluding footnotes unless requested by Lenders) and (b) the consolidated statement of income (or operations) of Borrower prepared in accordance with GAAP (excluding footnotes unless requested by Lenders); provided, however, that Lenders shall have the right to require Borrower to prepare a Cash Flow Report specifically for the Borrower and its subsidiaries. An example of the monthly Cash Flow Report is attached to this Agreement as Exhibit F.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower or Guarantor to any person (as that term is used in Section 13(d)(3) of the Exchange Act) other than to a Subsidiary of Borrower or Guarantor, respectively; (ii) Borrower or Guarantor consolidates with or merges into another Person or any Person consolidates with or merges into Borrower or Guarantor, in any such event pursuant to a transaction in which the then outstanding Voting Stock of Borrower or Guarantor, as applicable, is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the then outstanding Voting Stock of Borrower or Guarantor, as applicable, is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the Voting Stock of Borrower or Guarantor, as applicable, immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (iii) the adoption of a plan relating to the liquidation or dissolution of Borrower or Guarantor not involving a merger or consolidation or a sale or other disposition of assets described in clause (i) above; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as that term is used in
Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of Borrower's or Guarantor's then outstanding Voting Stock, provided that the sale of Voting Stock of Borrower or Guarantor to a Person or Persons acting as underwriters in connection with a firm commitment underwriting shall not constitute a Change of Control; or (v) the first day on which a majority of the members of the Board of Directors of Guarantor or the Board of Directors of Borrower are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of Borrower or Guarantor shall be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

         "Charter Documents" means, as applicable for any Person that is not an individual, the articles or certificate of incorporation or formation, certificate of limited partnership, regulations, bylaws, partnership or limited partnership agreement, and all similar documents related to the formation and governance of that Person, together with all amendments to any of them.

         "Closing" means the date of execution by Borrower and other applicable parties and the delivery to Lenders of this Agreement, the Term Notes (as hereinafter defined), the Security Agreements, the Mortgage, the Hedging Agreement or Swap Agreement, as applicable, the Intercreditor Agreement, the other Security Documents and all other documents contemplated by this Agreement and necessary to satisfy the conditions described in Section 9.2.

         "Closing Date" has the meaning assigned to that term in Section 9.1.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all Property and all Personal Property now owned or later acquired by the Borrower.

         "Commitment Fee" has the meaning assigned to such term in Section 2.10(a).

         "Consolidated" or "consolidated" means, when used with reference to any accounting terms, the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Guarantor or of the Board of Directors of Borrower who (i) was a member of such Board on the day after the date of this Agreement or (ii) was nominated or elected to such Board with the approval of a majority of the Continuing Directors identified in clause (i) above who were members of such Board at the time of such nomination or election.

         "Contract Rate" means the Prime Rate in effect from time to time plus five and one-half percent (5.5%) per annum; provided, however, that the Contract Rate will in no event exceed the Highest Lawful Rate.

         "COPAS" means the Joint Operations Accounting Procedures recommended by the Council of Petroleum Accountants then in effect with respect to oil and gas operations as applied to properties located in the same geographical area with each Property.

         "Credit Facility Expenses" means the interest expenses, fees and other expenses of Borrower pursuant to this Agreement and the other Loan Documents.

         "Crude Oil" means all crude oil and condensate.

         "Current Assets" means on any date of determination, the consolidated current assets that would, in accordance with GAAP, be classified as of that date as current assets, plus the amounts available for borrowings under the Senior Credit Facility and for Advances under this Agreement as of such date, less any non-cash amount required to be included in Current Assets as the result of the application of FASB Statement 133 or FASB Statement 143. For purposes of this definition of "Current Assets," the phrase "amounts available for borrowings" means, with respect to this Agreement, fifteen million dollars ($15,000,000) less the total Advances made to Borrower by Lenders as of the date of determination.

         "Current Liabilities" means, on any date of determination, the consolidated obligations that would, in accordance with GAAP, be classified as of that date as current liabilities, excluding current maturities of long-term debt and non-cash obligations under FASB Statement 133 or FASB Statement 143.

         "Current Ratio" means the ratio of Current Assets for the date or period being measured to Current Liabilities for such date or period.

         "Debt" means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments;
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases;
(f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation,

Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a governmental requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

         "Debtor Relief Laws" means all applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

         "Default" means the occurrence of any event which, with the lapse of time or the giving of notice or both, will become an Event of Default hereunder.

         "Default Rate" has the meaning assigned to that term in Section 2.5(a) hereof.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Term Loan it is required to fund under this Agreement within one
(1) Business Day of the date such funding is required, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement or any other Loan Document within one (1) Business Day of the date when due, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding under any Debtor Relief Law.

         "Defensible Title" means with respect to each Property, title that (i) entitles Borrower to receive (free and clear of all royalties not appearing of record, all overriding royalties and all net profits interests or other burdens on or measured by production of Hydrocarbons and associated gases) not less than the Net Revenue Interest of Borrower set forth in the Reserve Reports in all Hydrocarbons produced, saved and marketed from the Property for the productive life of the Property, free and clear of any security interest, lien, encumbrance, mortgage, claim, security agreement or other charge, other than the Permitted Encumbrances and any liens, mortgages and security interests and property interests which are in favor of Lenders and its Affiliates or are permitted hereunder; (ii) obligates Borrower to bear costs and expenses relating to the maintenance, development and operation of such Property in an amount not greater than the Working Interest of Borrower set forth in the Reserve Reports for the productive life of such Property; and (iii) with respect to any royalty, overriding royalty or other real property interests owned or acquired by Borrower and not included in the Net Revenue Interest or Working Interest described in clauses (i) or (ii) above, net profits interests and/or production interests and any rights Borrower acquires to receive revenues from production, good and indefeasible title to such interests, free and clear of any security interest, lien, encumbrance, mortgage, claim, security agreement or other charge, other than the Permitted Encumbrances and any liens, mortgages and security interests and property interests which are in favor of Lenders and its affiliates or are permitted hereunder.

         "Developed Reserve Adjusted Present Value" means an amount, based on the most recent Reserve Report, equal to the sum of (i) the PDP Present Value plus (ii) the PDNP Present Value.

         "Developed Reserve Adjusted Present Value Ratio" means the ratio of Developed Reserve Adjusted Present Value to Outstanding Debt.

         "Disqualified Capital Stock" means with respect to any Person any Equity Interest of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Maturity Date.

         "EBITDA" means, without duplication and with respect to any Person for any period, the sum of (i) net income, in accordance with GAAP for such period plus (a) to the extent deducted in determining net income for such period, interest expense, income taxes, depreciation and amortization, accretion of discount associated with SFAS No. 143, and non-cash portion of derivative effects in accordance with SFAS No. 133, plus (b) any other non-cash expenses acceptable to Lenders in their sole discretion, minus (ii) all non-cash income and non-cash gains added to net income for such period.

         "Engineers" means Ryder Scott & Company or such other independent petroleum engineering firms as shall be acceptable to Lenders.

         "Environmental and Safety Regulations" means all applicable federal, state or local laws, ordinances, codes, rules, orders and regulations with respect to any environmental, pollution, toxic or hazardous waste or health and safety law, including, without limitation, those promulgated by the United States Environmental Protection Agency, the Federal Energy Regulatory Commission, the Department of Energy, the Occupational Safety and Health Administration, the Department of the Interior, or any other federal or state regulatory agency, or any of their predecessor or successor agencies.

         "Environmental Laws" shall mean any and all Governmental Requirements and any Environmental and Safety Regulations pertaining to health or the environment in effect in any and all jurisdictions in which Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the

Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state in which any Property of the Borrower is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "Equipment" has the meaning assigned to that term in the UCC and includes all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies or other personal or moveable property of whatsoever kind or nature (excluding property rented by Borrower or taken to the premises for temporary uses) now owned or hereafter acquired by Borrower now or hereafter located on or under any of the lands attributable to the Properties which are used for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons whether or not attributable to the Properties (together with all accessions, additions and attachments to any thereof), including, without limitation, all Wells, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, water injection lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, telegraph, telephone and other communication systems, loading docks, loading racks, shipping facilities, platforms, well equipment, wellhead valves, meters, motors, pumps, tankage, regulators, furniture, fixtures, automotive equipment, forklifts, storage and handling equipment, together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, documentation and processes, warranties and records in connection therewith including, without limitation, any and all seismic data, geological data, geophysical data and interpretation of any of the foregoing, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and

Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "Event of Default" has the meaning assigned to that term in Section
10.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day, provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

         "G&A Expenses" means the Consolidated general and administrative expenses of Borrower, including capitalized general and administrative expenses, calculated in accordance with GAAP (excluding all non-cash charges).

         "GAAP" means generally accepted accounting principles recognized as such by the Financial Accounting Standards Board (or generally recognized successor) consistently applied and maintained throughout the period indicated and consistent with applicable laws, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Affiliate, any of their properties, the Administrative Agent or any Lender.

         "Governmental Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Guarantor" means PQUE, in its capacity as a guarantor under the Guaranty Agreement and each other Person that may become a Subsidiary of Borrower. POG shall not be a Guarantor.

         "Guaranty Agreement" means the Guaranty Agreement executed by each Guarantor as of the Closing Date in the form attached as Exhibit C.

         "Hazardous Materials" means and include (i) all elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Hazardous Substance Laws (as hereinafter defined), and (ii) any "hazardous waste," "hazardous substance," "toxic substance," "regulated substance," "pollutant" or "contaminant" as defined under any Hazardous Substance Laws.

         "Hazardous Substance Laws" means CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Hazardous Liquid Pipeline Safety Act of 1979, as amended, 40 U.S.C. 2001 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et seq., the Federal Clean Air Act, 42 U.S.C. 7401 et seq., the Texas Natural Resources Code, Ch. 117 (Vernon Supp. 1992), the Texas Water Quality Act, Texas Water Code Ann. 26.01 - 26.407 (Vernon 1992), the Texas Clean Air Act, Tex. Health & Safety Code Ann. 382.001 et seq. (Vernon
1992), Subchapter I of the Texas Water Code (Underground and Aboveground Storage Tanks), as amended, Tex. Water Code Ann. 26.341 et seq. (Vernon 1992), the Texas Solid Waste Disposal Act, Tex. Health & Safety Code Ann. 361.001 et seq. (Vernon
1992), any so-called federal, state or local "superfund" or "superlien" statute, and any other federal, state or local law, rule, regulation or ordinance related to the remediation, clean-up or reporting of environmental pollution or contamination or imposing liability (including strict liability) or standards of conduct concerning any Hazardous Materials.

         "Hedging Agreement" means any (a) interest rate or currency swap, rate cap, rate collar, forward agreement and other exchange or rate protection agreements or any option with respect to any such transaction and (b) any swap agreement, cap, collar, floor, exchange transaction, forward agreement or the exchange or protection agreement related to Crude Oil, Natural Gas or other Hydrocarbons or any option with respect to such transaction and includes any Swap Agreement.

         "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Term Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

         "Hydrocarbons" means all Crude Oil, Natural Gas, distillate and sulphur, natural gas liquids and all products recovered in the processing of natural gas liquids, including, without limitation, natural gasoline, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane), produced from or attributable to the Properties.

         "Interest Coverage Ratio" means the ratio of Borrower's EBITDA for the most recent four (4) fiscal quarters then ended to its cumulative interest expense for the same four (4) fiscal quarters.

         "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of November 6, 2003, between Borrower, Lenders and Senior Lender.

         "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business) or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

         "IRS" means the United States Internal Revenue Service.

         "Lease" or "Leases" means, whether one or more, (i) those certain oil and gas leases set forth in the description of the Property attached to each Mortgage, and any other interests in the Leases or any other lease of real property, whether now owned or hereafter acquired by Borrower, and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such Lease or Leases, or (ii) other oil, gas and/or mineral leases or other interests pertaining to the Properties, whether now owned or hereafter acquired, which may now and hereafter be made subject to the lien of any of the Security Documents and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such lease or leases.

         "Lenders" means the Persons listed on Annex I, any Person that shall have become a party hereto pursuant to Section 13.2 (assignment), other than any such Person that ceases to be a party hereto pursuant to Section 13.2 (assignment).

         "Lender Participation Documents" means (i) any participation and intercreditor agreement evidencing any transaction (each a "Lender Participation Transaction") under which the initial Lenders identified in this Agreement assigns to any other Person an interest in the Term Note and the rights of Lenders under this Agreement and the other Loan Documents, (ii) any Term Note issued by Borrower to any other Person pursuant to any Lender Participation Transaction and (iii) all other documents, agreements, instruments and writings at any time delivered in connection with a Lender Participation Transaction.

         "Liabilities and Costs" has the meaning assigned to such term in
Section 13.10(b).

         "Lien" means any interest in property (real or personal) securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of oil and gas properties and the Properties. The term "Lien" shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Loan Documents" means this Agreement, the Term Notes, the Security Documents, the Guaranty Agreements, the Lender Participation Documents, the Intercreditor Agreement and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospect), but does not include documents for the Senior Credit Facility.

         "Loan Termination Date" means the earliest of (i) the Maturity Date,
(ii) the date on which Borrower has paid and discharged in full all Obligations (as hereinafter defined) to Lenders, and (iii) the date on which Lenders have notified Borrower of the acceleration of payment of all Obligations hereunder because of the occurrence of an Event of Default.

         "MAC" has the meaning assigned to that term in the introductory paragraph of this Agreement.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets, condition (financial or otherwise), circumstances or prospects of Borrower or

Guarantor, (b) the ability of the Borrower or Guarantor to carry out its business as conducted as of the date of this Agreement, (c) the ability of Borrower or Guarantor to perform any of its obligations under any Loan Document,
(d) the validity or enforceability of any Loan Document, (e) the rights and remedies of or benefits available to the Administrative Agent or any Lender under any Loan Document or (f) the Collateral or the Liens granted pursuant to the Security Documents.

         "Maturity Date" means November 30, 2006.

         "Maximum Commitment" has the meaning assigned such term in Section 2.1.

         "MMBtu" means 1,000,000 Btus.

         "MMCF" and "MCF" means one million cubic feet and one thousand cubic feet, respectively.

         "Monthly Operating Statement" means the Production Report and the Cash Flow Report delivered to Lender in accordance with Section 5.1.

         "Mortgage" means a mortgage, deed of trust, assignment of production, security agreement and financing statement and act of mortgage and security agreement securing future advances executed by Borrower and granting a lien to or for the benefit of Lenders in the Properties otherwise in form and substance satisfactory to Lenders, as the same may be modified, amended or supplemented.

         "Natural Gas" means all natural gas, and any natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane) produced from or attributable to the Properties.

         "Net Operating Cash Flow" means Borrower's gross revenue from sales of Production Volumes and all other revenue (including, if applicable, gains from commodity hedging) less the following (1) lease operating expenses; (2) production taxes; (3) other state and federal taxes paid in cash; (4) G&A Expenses; (5) if applicable, losses from commodity hedging; and (6) other cash expenses approved in writing by Lenders in their sole and absolute discretion.

         "Net Revenue Interest" means, with respect to any Property, the decimal or percentage share of production from or allocable to such Property, after deduction of all overriding royalties and other burdens (including lessor royalties), that an owner of a Working Interest is entitled to receive.

         "Obligations" means and include all loans and advances (including the Term Loan), debts, liabilities, obligations, covenants, duties and amounts owing or to be owing by Borrower or any Affiliate of Borrower to the Administrative Agent, any Lender or any Affiliate of a Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising directly or indirectly, under this Agreement, the Term Note, the Security Documents, the Swap Agreement, or under any Loan Documents, and all renewals, extensions and/or rearrangements of any of the foregoing. The term includes, but is not limited to, all interest, reasonable charges, expenses, consultants' and attorneys' fees and any other sum chargeable to Borrower under this Agreement, the Term Note, the Security Documents, or any of the Loan Documents. "Obligations" shall not include any debts, liabilities, obligations, covenants or duties owing by Borrower under the Warrants.

         "Operator" means any Person designated as operator pursuant to an Operating Agreement.

         "Operating Agreement" means all operating agreements relating to the Properties.

         "Other Taxes" shall have the meaning assigned to such term in Section 2.10(b).

         "Outstanding Debt" means the aggregate outstanding loan balances under the Senior Credit Facility and this Agreement (including letters of credit outstanding under the Senior Credit Facility) plus, if applicable, negative working capital, calculated in accordance with GAAP, but excluding non-cash gains, charges or losses required under SFAS 133 or SFAS 143.

         "Percentage Share" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment as such percentage is set forth on Annex I, as modified from time to time to reflect assignments permitted by Section 13.2.

         "Permitted Encumbrances" means (i) minor irregularities in title which do not (a) materially interfere with the occupation, use and enjoyment by Borrower or Guarantor of any of the Properties in the normal course of business as presently conducted, or (b) materially impair the value thereof for such Properties, (ii) all interests in the Properties securing obligations owed to, or claimed by, any Person other than Lenders, whether such interest is based on the common law, statute or contract, and whether such interest includes liens or security interests arising by virtue of mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or lease, consignment or bailment for security purposes, so long as each said interest has been expressly consented to by Lenders, in writing, (iii) Liens of landlords, vendors, carriers, warehousemen, taxing authorities, mechanics, laborers and materialmen arising by law, and of operators arising by contract, in the ordinary course of business for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; (iv) the Senior Liens; and (v) the specific exceptions and encumbrances affecting each of the Properties as described in the Mortgage and the title opinions delivered to Lenders prior to the Closing Date INSOFAR ONLY as said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to said exceptions and encumbrances.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or other similar organization, government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Personal Property" means all personal property of Borrower and its Subsidiaries of every kind including all goods (including Equipment), documents, accounts, chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit and letter-of-credit rights (without regard to whether the letter of credit is evidenced by a writing), documents, Equity Interests (certificated or uncertificated), other securities and all other investment property, supporting obligations, any other contract rights (including all rights in transportation agreements, processing agreements, delivery agreements and seismic agreements related to the Properties) or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles and rights to seismic and other geophysical data) and all permits, licenses, books and records related to the Properties or the business of Borrower and its Subsidiaries, whether now owned or later acquired by Borrower or its Subsidiaries.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Pledge Agreement" means the pledge agreement executed by the Member, in favor of the Administrative Agent, for the benefit of each of the Lenders, substantially in the form of Exhibit D.

         "Pledged Interests" has the meaning assigned such term in Section 3.2.

         "PQUE" means PetroQuest Energy, Inc., a Delaware corporation.

         "Prime Rate" means, at any time, the prime rate published in The Wall Street Journal's "Money Rates" or similar table; provided that, if multiple prime rates are quoted in such table, then the highest such prime rate will be the Prime Rate and, in the event that the prime rate is no longer published by The Wall Street Journal's "Money Rates" or similar table, then Lender may designate an alternative published index based upon comparable information as a substitute Prime Rate and upon the selection of such a substitute Prime Rate, the applicable interest rate will thereafter vary in relation to the substitute index.

         "Production Report" means a Property history report substantially in the form of Exhibit E which details Crude Oil, Natural Gas and other Hydrocarbon production volumes, revenues and lease operating expenses attributable to the Properties for the immediately preceding month; and a reconciliation of Borrower's implementation of all projects to drill or recomplete any Well, as set out in the then effective Annual Operating Budget, all in form and substance acceptable to Lenders.

         "Production Volumes" means the sum of Borrower's net produced and sold;
(1) barrels of crude oil; (2) barrels of liquefied natural gas; and (3) thousand cubic feet ("Mcf") of natural gas divided by six.

         "POG" means PetroQuest Oil & Gas, L.L.C., a Louisiana limited liability company.

         "Property" or "Properties" means, collectively, all real property of Borrower and its Subsidiaries, including but not limited to Hydrocarbon Leases, Royalty Interests, overriding royalty interests, production payments or similar interests in real property.

         "Pro Rata Share" means, when determined for each Lender, a fraction (stated as a percentage), the numerator of which is the outstanding principal amount of such Lender's Term Note, and the denominator of which is the outstanding principal amount of all Term Notes.

         "Proved Developed Non-Producing Present Value" or "PDNP Present Value" means the present value discounted at ten percent (10%) of future net revenues attributable to all PDNP Reserves from the Properties calculated based on a Reserve Report prepared in accordance with Section 5.10.

         "Proved Developed Producing Present Value" or "PDP Present Value" means the present value discounted at ten percent (10%) of future net revenues attributable to all PDP Reserves from the Properties calculated based on a Reserve Report prepared in accordance with Section 5.10.

         "Proved Reserves" has the meaning given that term in the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress as in effect at the time in question; "Proved Developed Producing Reserves" or "PDP Reserves" means Proved Reserves which are categorized as both "Developed" and "Producing" in such definitions; "Proved Developed Non-Producing Reserves" or "PDNP Reserves" means Proved Reserves which are categorized as both "Developed" and "Non-Producing" in such definitions; and "Proved Undeveloped Reserves" or "PUD Reserves" means Proved Reserves which are categorized as "Undeveloped" in such definitions.

         "Proved Undeveloped Present Value" or "PUD Present Value" means the present value discounted at ten percent (10%) of future net revenues attributable to all PUD Reserves from the Properties calculated based on a Reserve Report prepared in accordance with Section 5.10.

         "Qualified Capital Stock" means any capital stock that is not Disqualified Capital Stock.

         "Related Costs" means the fees and expenses of counsel for Lenders and other consultants for Lenders and Lenders' other out-of-pocket expenses incurred in connection with the due diligence, negotiation and preparation of documents relating to the Term Loan and execution, delivery and filing and/or recording of the Loan Documents together with any amendments, supplements or modifications thereto.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

         "Release" means Hazardous Materials that are pumped, spilled, leaked, disposed of, emptied, discharged or otherwise released into the environment in violation of applicable laws.

         "Repayment Date" means, prior to the repayment in full and satisfaction of all Obligations, the fifth day of each month, commencing December 5, 2003.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Required Lenders" means, when determined, at least two (2) Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Maximum Commitment; provided that, the holdings of any Defaulting Lender shall be excluded in the determination of Required Lenders; provided further that, if there is only one Lender, it will constitute the Required Lenders for purposes of this definition; and provided further that, if there are multiple Lenders but only one Lender is not a Defaulting Lender, the single non-defaulting Lender will constitute the Required Lenders for purposes of this definition.

         "Reserve Report" has the meaning assigned to that term in Section 5.10 hereof.

         "Royalty Interest" means the volume of production from or allocable to any particular Property which the owners of royalty rights, including but not limited to lessor and overriding royalty rights, and other rights to receive production, other than by virtue of ownership of Working Interests, in any particular Property are entitled to take in kind or for which they are entitled to be paid.

         "Security Agreements" means, collectively, any security agreement executed by Borrower, as debtor, in favor of Lenders, as secured party, as the same may be modified, amended, supplemented or restated pursuant to the terms of this Agreement.

         "Security Documents" means this Agreement, the Mortgages, the Security Agreements, Pledge Agreement, the Subordination Agreement(s), the Guaranty Agreements, financing statements and any other agreement or writing evidencing any assignment, lien, encumbrance or security interest executed in favor of or for the benefit of any Lender or any of its Affiliates in or on the Collateral and any other documents relevant thereto; provided, however, that "Security Documents" shall not include the Warrants.

         "Senior Credit Facility" means that certain $75,000,000 revolving credit facility established pursuant to that certain Credit Agreement dated May 14, 2003, as amended November __, 2003, between Borrower, Guarantor, Bank One, NA, as Agent, and the Persons that may become lenders thereunder from time to time as the same is amended, modified or restated, and all documents or instruments executed in connection therewith.

         "Senior Liens means (a) Liens securing the Debt of Borrower pursuant to the Senior Credit Facility and (b) Liens in favor of any Hedging Agreement counterparty or Swap Agreement counterparty that Lenders have expressly agreed to be subordinate to.

         "Senior Lender" means the lender or lenders pursuant to the Senior Credit Facility.

         "Solvent" means that, as of the date on which a Person's solvency is to be measured: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including income tax liabilities) as they become absolute and matured; and (b) it is able to meet its debts as they mature.

         "Subordination Agreement" means a subordination agreement or agreements substantially in the form of Exhibit G. All Affiliates of Borrower and any other Person designated by Lenders shall subordinate any Debt due or to become due from Borrower to the Obligations, and shall subordinate or release (as deemed appropriate by Lenders) any lien in favor of such Person to the security interests of Lenders.

         "Subsidiary" means any Person, corporation or other entity of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors, members or general partners is owned, directly or indirectly, by such Person and/or one or more of its subsidiaries.

         "Swap Agreement" means any ISDA Master Agreement and the Schedule thereto executed between Borrower and MAC, or any other Lender or Affiliate of a Lender, together with any confirmation of trade thereunder.

         "Synthetic Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the property subject to such operating lease upon expiration or early termination of such lease.

         "Tax Adjusted Gross Margin" means Borrower's total revenue from any source minus an amount equal to the sum of Borrower's total lease operating expenses, production taxes, state and federal taxes paid in cash and hedge settlements.

         "Taxes" has the meaning assigned to that term in Section 2.10(a).

         "Taxing Authorities" means any and all federal, state or local governmental or quasi-governmental agencies that have the power to impose taxes upon any Borrower or any Subsidiary or any of the Collateral.

         "Term Loan" means the Advance by Lenders to Borrower pursuant to
Section 2.1 in an amount not exceeding the Maximum Commitment and subject to all of the terms and conditions of this Agreement and the other Loan Documents.

         "Term Note" means, collectively, one or more promissory notes substantially in the form of Exhibit B executed by Borrower and delivered to Lenders (including any successors to and assignees of the initial Lenders identified in this Agreement) pursuant to Section 2.4, together with all renewals, extensions and rearrangements.

         "Total Adjusted Present Value" means an amount, based on the most recent Reserve Report, equal to the sum of (i) the PDP Present Value plus (ii) the PDNP Present Value plus (iii) the PUD Present Value; provided, however, if the sum of PDNP Present Value plus the PUD Present Value exceeds sixty percent (60%) of the amount that would otherwise be the Total Adjusted Present Value, the Total Adjusted Present Value will be an amount equal the PDP Present Value multiplied by 2.25; and provided further that, in calculating the Total Adjusted Present Value, Lenders will make appropriate adjustments for material purchases, sale and discoveries of Hydrocarbon reserves and related operating cost adjustments since the effective date of the last Reserve Report.

         "Total Adjusted Present Value Ratio" means the ratio of Total Adjusted Present Value to Outstanding Debt.

         "UCC" means the Uniform Commercial Code presently in effect in the State of Texas or other applicable jurisdiction.

         "Voting Stock" means other Equity Interests of a person having generally the right to vote in the elections of such Person's directors, managers or trustees or other persons performing comparable functions to a corporation's board of directors.

         "Warrants" means those certain warrants granted by Borrower to Lenders in consideration for Lenders' commitment to make the Term Loan to Borrower pursuant to a warrant agreement in form and substance satisfactory to the Lenders.

         "Well" means any existing oil or gas well, salt water disposal well, injection well, water supply well or any other well located on or related to the Properties or any well which may hereafter be drilled and/or completed on the Properties, or any facility or equipment in addition to or replacement of any well.

         "Working Interest" means the property interest which entitles the owner thereof to explore and develop certain land for oil and gas production purposes, whether under an oil and gas lease or unit, a compulsory pooling order or otherwise.

         Section 1.2 Other Capitalized Terms Capitalized terms not otherwise defined in Section 1.1 shall have the meanings given them elsewhere in this Agreement.

         Section 1.3 Exhibits and Schedules. All exhibits, schedules and annexes attached to this Agreement are part of this Agreement for all purposes.

         Section 1.4 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document. Nothing contained in this Section 1.4 will be construed to authorize any renewal, extension, modification, amendment or restatement.

         Section 1.5 References, Titles and Construction. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only, do not constitute any part of those subdivisions and will be disregarded in construing the language contained in those subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections of this Agreement in which those phrases occur. The word "or" is not exclusive; the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any reference herein to any law shall be construed as referring to such law and any rule or regulation promulgated thereunder, all as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained herein), (c) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including". No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. Any reference to an approval or consent by Lenders or Administrative Agent shall be construed to require a written approval or consent.

                                   ARTICLE II.
                                  The Term Loan

         Section 2.1 Term Loan. Each Lender severally agrees, subject to the terms and conditions of this Agreement and prior to the Availability Termination Date, to make a secured multiple Advance term loan (the "Term Loan") in accordance with its Percentage Share on a non-revolving basis to the Borrower not to exceed TWENTY MILLION DOLLARS ($20,000,000) (the "Maximum Commitment") on the date and for the purposes set forth in Section 2.2. Borrower acknowledges that Lenders do not intend to advance Borrower any amount which would at any point in time exceed the Maximum Commitment; provided, however, if the obligations of Borrower under the Term Loan exceed the Maximum Commitment, all obligations will nevertheless constitute Obligations under this Agreement and be entitled to the benefit of all of Lenders' security interests in, and mortgage liens on, the Collateral. All amounts on the Term Loan will be fully due and payable on the Maturity Date.

         Section 2.2 Availability and Purpose of Term Loan Advance. Up to fifteen million dollars ($15,000,000) of the Term Loan (the "Tranche A Loan") shall be used by Borrower exclusively for development of the Properties in accordance with a development plan approved in writing by Lender in its sole and absolute discretion and for other general corporate purposes as set forth in the Annual Operating Budget approved in writing by Lender in its sole and absolute discretion. Up to five million dollars ($5,000,000) of the Term Loan (the "Tranche B Loan") shall be used for projects approved in writing by Lender in its sole and absolute discretion. No Advance shall be permitted under either Tranche of the Term Loan after the Availability Termination Date.

         Section 2.3 Advance Procedure. In connection with any Advance under the Term Loan, Borrower will submit to the Administrative Agent a single written Advance Request not later than 12:00 noon Houston, Texas time, at least three
(3) Business Days prior to the date on which the Advance is to be made; provided, however, that Lenders shall not have any obligation to make any Advances unless and until all of the conditions set forth in Sections 9.2, 9.3 and this Article II have been satisfied.

         Section 2.4 Term Notes. Borrower's obligation to repay the Term Loan will be evidenced by Term Notes in favor of each Lender. The Advances made by each Lender shall be evidenced by a single Term Note, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an assignment, as of the effective date of the assignment, payable to the order of such Lender in a principal amount equal to its commitment as in effect on such date, and otherwise duly completed. In the event that any Lender's commitment increases or decreases for any reason, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to the order of such Lender in a principal amount equal to its commitment after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, interest rate of each Advance made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or Borrower's rights or obligations in respect of such Advances or affect the validity of such transfer by any Lender of its Note.

         Section 2.5 Interest.

                  (a) The Advances comprising the Term Loan shall bear interest at the Contract Rate on the outstanding borrowed and unpaid principal amount of the Term Loan for the period commencing on the date of the initial Advance until all Obligations are paid in full in accordance with this Agreement. Upon the occurrence and during the continuation of an Event of Default, the rate of interest applicable to the Notes will be equal to the lesser of (i) the Highest Lawful Rate and (ii) four percent (4.0%) over the interest rate otherwise applicable (the "Default

Rate"). In addition, if any principal of or interest on any Advance or any fee or other amount payable by Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate.

                  (b) All interest will be computed on the basis of a year comprised of 360 days. Interest will be due and payable in accordance with this
Section 2.5 in immediately available funds monthly in arrears on the Repayment Date and in full on the Loan Termination Date.

                  (c) Borrower shall pay to Lenders all outstanding interest calculated at the rate specified in this Agreement on all monetary Obligations (including Obligations which are for fees or to reimburse or indemnify Lenders) on each Repayment Date.

                  (d) The applicable interest rate under this Agreement shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

                  (e) Application of Funds. Payments made hereunder will be applied first to unpaid fees and expenses due and owing to Lender pursuant to the Loan Documents, second to accrued interest on the Term Loan and third to principal on the Term Loan. All interest on the outstanding principal balance of the Term Loan from the Closing Date through October 31, 2003, will be due and payable on November 15, 2003. On each subsequent Repayment Date, interest will be due and payable on the outstanding principal balance of the Term Loan for the immediately preceding calendar month.

         Section 2.6 Final Maturity of Obligations. Borrower shall, on or before the Maturity Date, pay to Administrative Agent for the ratable benefit of the Lenders all of the monetary Obligations (other than Obligations that may continue past the Maturity Date under the terms of the Swap Agreement) and perform or otherwise satisfy all other Obligations that are outstanding on that date.

         Section 2.7 Time and Place of Payments. All payments (whether of principal, interest, legal expenses, fees, costs, indemnities or otherwise) to be made by Borrower to the Administrative Agent for the benefit of the Lenders will be made by wire transfer in immediately available funds not later than 10:00 a.m., Houston, Texas, time, on the date of payment, to Administrative Agent at:

                  Account:
                  Bank of New York
                  New York, NY 10004
                  ABA: 021000018

                  Favour:
                  Macquarie Bank Limited
                  Sydney
                  A/C No.: 8900055375
                  Chips UID: 236386
                  Further Credit: Macquarie Americas Corp.
                  REFERENCE: PetroQuest Energy, L.L.C.

or to any other account Lenders may designate in writing to Borrower from time to time.

         If any payment to be made under this Agreement falls due on a day that is not a Business Day, the payment will be payable on the next succeeding Business Day.

         Section 2.8 Optional Prepayment of the Term Loan. Borrower will have the right to prepay the Term Loan, in whole or in part, at any time without penalty or premium.

         Section 2.9 Mandatory Prepayment of the Term Loan.

                  (a) Prepayment Upon Sale. All proceeds from the sale of any assets of Borrower (excluding the sale of Hydrocarbons in the ordinary course of business) shall be applied to the Senior Credit Facility and the Term Loan as mutually agreed by the Lenders and the Senior Lender. The preceding sentence will not be deemed to be a consent by Lenders to any sale.

                  (b) Application of Mandatory Prepayments. All amounts paid by Borrower to Lenders under this Section 2.9 will be immediately applied as a prepayment of the principal balance of the Term Loan.

         Section 2.10 Taxes.

                  (a) Taxes Not Deducted from Payments to Lenders. All payments made by the Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all similar liabilities (collectively, "Taxes"), excluding, in the case of Lenders, taxes imposed on its income, and franchise or similar taxes imposed on it, by any jurisdiction (or political subdivision thereof) of which Lenders is a citizen or resident, in which Lenders is organized, or in which Lenders is presently doing business to the extent taxes are imposed solely as a result of its doing business in that jurisdiction. If Borrower is required by law to deduct any Taxes from any sum payable to Lenders, (i) the sum payable will be increased by an amount so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) Lenders will receive an amount equal to the sum it would have received had no deductions been made, (ii) Borrower will deduct from the sum payable to Lenders an amount sufficient to pay the Taxes and pay the balance to Lenders, and (iii) Borrower will promptly pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) Other Taxes. In addition, and to the fullest extent permitted by applicable law, Borrower agrees to pay any present or future stamp, documentary, mortgage registration or similar taxes or any other excise or property taxes, charges or similar levies (collectively, the "Other Taxes") that arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, or any Security Documents.

                  (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND PROVIDED THAT THERE IS NO DEFAULT OF THE LENDERS REPRESENTATIONS CONTAINED IN THIS AGREEMENT, BORROWER WILL INDEMNIFY LENDERS FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 2.10 AND PAID BY LENDERS) PAID BY LENDERS (ON BEHALF OF BORROWER), AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND REASONABLE EXPENSES) ARISING FROM OR WITH RESPECT TO THOSE AMOUNTS, WHETHER OR NOT THE TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. ANY PAYMENT PURSUANT TO THE INDEMNIFICATION DESCRIBED IN THIS SECTION 2.10(c) WILL BE MADE BY BORROWER WITHIN THIRTY (30) DAYS AFTER THE DATE LENDERS MAKES WRITTEN DEMAND FOR THOSE PAYMENTS. SUCH LENDERS' DEMAND WILL STATE WITH SPECIFICITY THE BASIS FOR THE TAX, IDENTIFY THE TAXING AUTHORITY ASSERTING THE TAX AND CERTIFY THAT LENDERS HAS PAID THE TAX.

         Section 2.11 Fees.

                  (a) Commitment Fee. At Closing, Borrower shall pay to the Administrative Agent for the benefit of the Lenders a non-refundable commitment fee (the "Commitment Fee") equal to one hundred thousand dollars ($100,000). The Commitment Fee is for the commitments of the Lenders hereunder and is fully earned on the date paid.

                  (b) Advance Fee. In connection with each Advance, Borrower will pay to Lender a non-refundable fee (the "Advance Fee") equal to one-half percent (0.5%) of the Advance.

                  (c) Allocation of Fees. The allocation of the Commitment Fee among the Lenders shall be made as agreed by the Lenders pursuant to a separate agreement or agreements among the Lenders.

                                  ARTICLE III.
                                    Security

         Section 3.1 Grant of Security Interests.

                  (a) Mortgage and Security Interest. As security for all of its Obligations, Borrower and Guarantors, pursuant to the Security Documents shall contemporaneously herewith grant, assign, transfer and convey to the Administrative Agent for the benefit of the Lenders a mortgage lien on and perfected security interest in the Collateral subject only to the Permitted Encumbrances. Additionally, each Subsidiary of Borrower shall unconditionally guarantee the Obligations.

                  (b) Further Assurances. Borrower will, upon request, execute and deliver to or for the benefit of Lenders any and all documents necessary or desirable, in the reasonable opinion of Lenders, to create, perfect, maintain and preserve the priority of Lenders' security interests in and mortgage liens on the Collateral. Borrower will, at its own expense, cause searches of the Uniform Commercial Code filing records or similar public records to be conducted at the reasonable request of Lenders from time to time in order to evidence, perfect, maintain or continue perfection, or confirm the rights and remedies, of Lenders in and to the Collateral granted by Borrower and its Subsidiaries, perfect those security interests in after-acquired property, continue the perfection of all security interests granted by Borrower and its Subsidiaries and file financing statements against Borrower relating to the security interests securing any Obligations. Borrower irrevocably authorizes Lenders to prepare and file at any time and from time to time in any filing office initial financings statements and amendments to them necessary or convenient to the perfection or continuation of the security interests granted by Borrower.

                  (c) Release of Financing Statements. Upon the indefeasible payment in cash and performance in full of all Obligations under this Agreement, the Administrative Agent will deliver or will cause to be delivered to Borrower and each Subsidiary, at Borrower's expense, releases of all financing statements and all other Security Documents with an acknowledgment that the same have been terminated, and Borrower and each Subsidiary shall deliver to Lenders a general release of all of Lenders' liabilities and obligations under this Agreement and the other Loan Documents. The obligations of the Borrower under the Warrants will survive the termination of this Agreement and the full or partial release of the security interests.

         Section 3.2 Pledged Interests. Borrower will cause the Pledge Agreements to be entered into on or before the Closing Date of the Term Loan so as to grant to Administrative Agent for the benefit of the Lenders, as additional security for the Obligations, a second-priority security interest in all of the membership interests in Borrower (the "Pledged Interests").

         Section 3.3 Equipment.

                  (a) Preservation of Equipment. All Equipment currently owned or hereafter acquired by or on behalf of Borrower or its Subsidiaries will be kept at the applicable Property except as permitted by this Agreement or any Mortgage or except with the prior written consent of Lenders; provided, however, Borrower, each Subsidiary or any Operator may dispose of Equipment in accordance with the terms of the applicable Operating Agreements and may dispose of obsolete, broken or worn Equipment, without Lenders' consent. Borrower and each Subsidiary shall use reasonable commercial efforts to cause each Operator at all times to (i) keep correct and accurate records itemizing and describing the location, kind, type, age, condition and cost of and accumulated depreciation on all Equipment and (ii) make those records available during the Operators' usual business hours on demand to any of the officers, employees or agents of Borrower and Lenders.

                  (b) Sale or Disposal of Equipment. Where Borrower or its Subsidiaries is permitted to dispose of any Equipment, it shall do so, or shall cause each Operator to do so, at arm's-length, in good faith and by obtaining the maximum amount of recovery practicable and without impairing the operating integrity of the remaining Equipment.

         Section 3.4 Subordination Agreement. All Affiliates of Borrower and any other Person designated by Lenders shall execute a Subordination Agreement in favor of Lenders subordinating to the Obligations any existing or future Debt owed by Borrower to any of those Affiliates or other Persons.

                                   ARTICLE IV.
                         Representations and Warranties

         In order to induce Lenders to make the Term Loan, Borrower makes the following representations and warranties to Lenders as of the Closing Date, each and all of which will survive the execution and delivery of this Agreement and continue until all Obligations have been satisfied:

         Section 4.1 Formation and Existence. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana. Guarantor is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower and Guarantor are each qualified to do business in every jurisdiction where the nature of their business or the ownership of their property requires them to be so qualified and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         Section 4.2 Executive Offices. The name of the Borrower as listed in the public records of its jurisdiction of organization is PetroQuest Energy, L.L.C.; and the organizational identification number of the Borrower in its jurisdiction of organization is 34487931K (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 13.3). The Borrower's principal place of business and chief executive offices are located at the address specified in Section 13.3 (or as set forth in a notice delivered pursuant to Section 13.3). The jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office of each Subsidiary is stated on Schedule 4.2 (or as set forth in a notice delivered pursuant to Section 13.3).

         Section 4.3 Ownership; Subsidiaries. Borrower is owned as set forth on Part (a) of Schedule 4.3. Except for the owners set forth on Part (a) of
Schedule 4.3, no other Person owns any Equity Interest in the Borrower or is the holder of any right that could result in the transfer or issuance of any Equity Interest in the Borrower. Borrower has no Subsidiaries except as set forth on Part (b) of Schedule 4.3, and no Equity Interests in any other Person other than those set forth in Part (b) of Schedule 4.3.

         Section 4.4 Authorization; Non-Contravention. The execution, delivery and performance of Borrower's or any Subsidiaries' obligations under this Agreement, the Term Note, the Security Documents, the Swap Agreement, the Intercreditor Agreement and all and any other Loan Documents and the creation of all liens, mortgages and security interests provided for in those agreements:

                  (a) are within the company power and authority of Borrower and each Subsidiary;

                  (b) have been duly authorized by all necessary corporate action of Borrower and each Subsidiary;

                  (c) are not in contravention of (i) any agreement or indenture to which Borrower or any Subsidiary is a party or by which it or its property is bound, (ii) the Charter Documents of Borrower or any Subsidiary, or
(iii) any provision of law applicable to Borrower or any Subsidiary;

                  (d) do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and a correct and complete copy of each of those approvals has been furnished to Lenders; and

                  (e) are legal, valid and binding obligations of Borrower and each Subsidiary, enforceable against Borrower and each Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

         Section 4.5 Solvency. Borrower is Solvent and will continue to be Solvent after giving effect to the transactions contemplated by this Agreement.

         Section 4.6 Omissions and Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or the Guarantor is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Affiliate to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Borrower or any Affiliate which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Affiliate prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein.

         Section 4.7 Joint Ventures. Other than joint ownership of Hydrocarbon properties through the use of joint operating agreements standard in the oil and gas industry, Borrower is not engaged in any joint venture or partnership with any other Person.

         Section 4.8 Commissions; Expenses. No broker's or finder's fees or commissions have been paid or will be payable by Borrower or any of its Affiliates to any Person in connection with the transactions contemplated by this Agreement. Borrower will indemnify Lenders and its Affiliates and their respective officers, directors, employees and agents from and against, and hold each of those parties harmless on demand from, all liabilities, costs, damages and expenses, including attorneys' fees and disbursements relating to any third parties concerning finder's, brokerage, financing or similar fees arising in connection with the transactions contemplated under this Agreement.

         Section 4.9 Tax Matters. Borrower and each Subsidiary has filed all tax returns (federal, state and local) required to be filed and have either paid all taxes due (including interest and penalties) or provided adequate reserves for those taxes. No assessments have been made against Borrower by any Taxing Authority nor has any penalty or deficiency been assessed by any Taxing Authority. To the best of Borrower's knowledge, no federal or other income tax return of Borrower is presently being examined by the Internal Revenue Service or any state or local governmental authority nor are the results of any prior examination by the Internal Revenue Service or any state or local governmental authority being contested by Borrower. No Tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

         Section 4.10 Litigation; Governmental Proceedings. Except as set forth on Schedule 4.10, no claim, action, suit or other proceeding is pending or, to the best of Borrower's knowledge, has been threatened against Borrower or any Subsidiary, including, without limitation, those related to the transactions contemplated by this Agreement, at law, in equity or otherwise, before or involving any court, board, commission, agency or instrumentality of the federal or any state or local government or any agency or subdivision of any of those governments, or before any arbitrator or panel of arbitrators, and Borrower has not accepted liability for any action or proceeding. There is no proceeding pending before any federal, state or local governmental agency and no investigation has been commenced before any government agency the effect of which, if adversely decided, could reasonably be expected to have a Material Adverse Effect.

         Section 4.11 Ownership of Collateral; Interests. The Collateral is owned by Borrower and its Subsidiaries, free and clear of any security interest, lien, encumbrance, mortgages, security agreement or other charge other than the Senior Liens and Permitted Encumbrances. Borrower and its Subsidiaries has Defensible Title to the Properties, including each Lease related to the Properties, free and clear of any lien, claim, or encumbrance except for the Senior Liens and Permitted Encumbrances and those arising under this Agreement or the Security Documents. Except for Permitted Encumbrances and the liens and security interests contemplated by this Agreement and the Security Documents, there are no unrecorded documents or agreements which may result in the impairment or loss of Borrower's or its Subsidiaries' ability to mortgage the Properties or of Lenders' ability to enforce the Mortgage and convey the Properties. Subject to the Permitted Encumbrances, Borrower and its Subsidiaries has all beneficial right, title and interest in and to the Net Revenue Interest in all production from or allocable to Borrower's or its Subsidiaries' interest in the Properties (including each Lease) and has the exclusive right to sell or mortgage the Properties subject to any right in the owners of Royalty Interests to take their royalty interest in kind. With respect to each of the Properties, Borrower's or its Subsidiaries' Working Interest is not more than and its Net Revenue Interest is not less than those set forth in the Reserve Reports. All leases and agreements referenced in the title opinions delivered in connection with the Closing are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any Lease or Leases comprising the Properties, which would affect in any material respect the conduct of the business of the Borrower. All of the Properties of the Borrower which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

         Section 4.12 Indebtedness. Except for Debt evidenced by the Senior Credit Facility and as otherwise set forth in Schedule 4.12 of the Agreement, upon the execution of this Agreement, Borrower will have no Debt outstanding other than the Obligations. The information presented in Schedule 4.12 is current as of August 31, 2003, and there has been no material change in that information since that date.

         Section 4.13 Trademarks, Etc. Borrower and its Subsidiaries possess or will possess all trademarks, trade names, trade styles, copyrights and patents necessary to conduct its business as it is presently conducted or as Borrower or any Subsidiary intends to conduct it in the future without any infringement or conflict with the rights of any other Person with respect to trademarks, trade names, trade styles, copyrights or patents.

         Section 4.14 Leases. Except as disclosed on Schedule 4.14, neither Borrower nor any Subsidiary is the lessor or lessee under any leases (including real property leases, equipment leases, capital leases, etc.), other than Leases included in the Properties.

         Section 4.15 Investments. Borrower and each Subsidiary:

                  (a)      has not committed to make any Investment;

                  (b) is not a party to any indenture, agreement, contract, instrument or lease or subject to any charter, by-law or other restriction or any injunction, order, restriction or decree, which could have a Material Adverse Effect;

                  (c) is not a party to any "take or pay" contract or settlement or any other contract or agreement which (i) allows its gas purchaser to take gas previously paid for out of future gas production or (ii) provides for a cash rebate to the gas purchaser if reimbursement of take-or-pay monies is not made through gas production;

                  (d) except as provided on Schedule 4.15(d) has not produced Natural Gas from the Properties in excess of the percentage to which its ownership interest in the applicable Property would entitle it, pursuant to balancing rights of third parties or pursuant to balancing duties under governmental requirements; or

                  (e) has no material contingent or long term liability or commitment which could have a Material Adverse Effect.

         Section 4.16 Environmental Matters. Except as disclosed on Schedule
4.16:

                  (a) Neither any Property of the Borrower or any of its Affiliates nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                  (b) Without limitation of clause (a) above, no Property of the Borrower or any of its Affiliates nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                  (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each of its Affiliates, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each such Affiliate are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                  (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any of its Affiliates have, to the best of Borrower's knowledge, in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                  (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any of its Affiliates except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                  (f) To the extent applicable, all Property of the Borrower and each of its Affiliates currently satisfies all design, operation, and equipment requirements imposed by the OPA (as defined in the definition of Environmental Laws), and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                  (g) Neither the Borrower nor any of its Affiliates has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

         Section 4.17 Operating Permits and Licenses. Borrower and its Subsidiaries have fulfilled all requirements for obtaining and have obtained and maintained all licenses, permits, operating authorities and other authorizations necessary for the conduct of the business of the Borrower and its Subsidiaries or for Borrower or its Subsidiaries to operate or maintain each of the Properties which it operates, and Borrower is and will be fully qualified to own and hold such Properties and to exercise rights under all leases, contracts or other documents governing the operation or maintenance of the Properties. All of the Personal Property and Properties of the Borrower or its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards. There are no pending fees, assessments or penalties relating to the permits, licenses and operating authorities. The continuation, validity and effectiveness of each license, permit and other authorization are not and will in no way be adversely affected by the transactions contemplated by this Agreement or the Security Documents. Neither Borrower nor any Subsidiary is in breach of, or in default under the terms of, and has not engaged in any activity which would cause revocation or suspension of, any such licenses, permits or authorizations and no action or proceeding looking to or contemplating the revocation or suspension of any of them is pending or, to the best of Borrower's knowledge, threatened against Borrower. Neither Borrower nor any Subsidiary is in violation in any material respect of any law, ordinance, administrative or governmental rule or regulation or court decree relating to any of the Properties or otherwise applicable to Borrower, any Subsidiary or any Operator. No suspension of production on the Properties is in effect which could reasonably be expected to have a Material Adverse Effect.

         Section 4.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all government requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Properties and other contracts and agreements forming a part of the Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect,
(a) no Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by government requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or its Subsidiaries, in a manner consistent with past practices.

         Section 4.19 Defaults. Neither Borrower nor any Subsidiary and, to Borrower's knowledge, any Operator are in violation of, or in default under, any material agreement affecting any lease or any other contract or agreement to which either Borrower, any Subsidiary or any Operator is a party or is bound or its property is bound. All Wells are, in all material respects, operated in compliance with all applicable rules, regulations, permits, judgments, orders and decrees of any court or the federal and state regulatory authorities having jurisdiction over Borrower, any Subsidiary or any Operator or any of the Wells.

         Section 4.20 Contingent Liabilities. Neither Borrower nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become directly, indirectly or contingently liable in connection with any liability of any other Person, except for the endorsement of checks and other negotiable instruments for collection in the ordinary course of business, or as may be required under the Operating Agreements or the Security Documents or other documents executed in connection with the Security Documents.

         Section 4.21 Restrictions on Equipment. Except for the Senior Liens, the Intercreditor Agreement and Permitted Encumbrances, there is no restriction or other limitation on Lenders' right to obtain or exercise its security interests in the Equipment, including the right to foreclose on and sell the Equipment or to exercise all other rights and remedies of a secured party under the laws of each jurisdiction applicable to the Collateral but subject to Debtor Relief Laws, laws related to the rights of co-owners of property and laws related to the enforcement of security interests on personal property.

         Section 4.22 Financial Statements; No Material Adverse Effect.

                  (a) The consolidated audited financial statements of Guarantor for the period ending December 31, 2002 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(iii) show all material indebtedness and other liabilities, direct or contingent, of Guarantor and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

                  (b) The unaudited consolidated balance sheet of Guarantor and its Subsidiaries dated as of June 30, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby , subject in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

                  (c) Since the date of the audited financial statements described in Section 4.22(a), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         Section 4.23 Taxpayer Identification. The federal taxpayer identification number of Borrower and each Subsidiary of Borrower is set forth on Schedule 4.23.

         Section 4.24 Holding Company. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.25 Investment Company. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.26 Other Agreements. There is no agreement in force and effect (including, without limitation, letters of intent), whether written or oral, between Borrower or any of its Affiliates and any other Person regarding the acquisition or financing of any of the Properties or the purchase and sale of production from or allocable to the Properties other than pursuant to Hydrocarbon purchase and sale agreements satisfactory to Lenders. Except as set forth on Schedule 4.26, no Person has any call upon, option to purchase or similar rights under any agreement with respect to Borrower's Working Interest or Net Revenue Interest in the Properties or to the production from the Properties other than pursuant to a Hydrocarbon purchase and sale agreement satisfactory to Lenders and Persons who have waived such rights in writing with respect to the Properties.

         Section 4.27 Basic Documents. With respect to the Basic Documents:

                  (a) all are in full force and effect in accordance with their terms and constitute valid and binding obligations;

                  (b) no other party to any Basic Document (or any successor in interest to that party) is in breach or default with respect to any of its obligations under the Basic Documents which could reasonably be expected to have a Material Adverse Effect on Borrower or the Properties;

                  (c) no party to any Basic Document has given or has threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Document or any of their provisions; and

                  (d) the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach of, a default under, or other violation of the provisions of any Basic Document.

         Section 4.28 Farmout Agreements, Etc. With respect to the Properties and the unit agreements, pooling agreements, communization agreements and other Basic Documents creating the interests constituting the Properties, and except as set forth in the title opinions provided by Borrower to Lenders upon which Lenders are expressly entitled to rely:

                  (a) there are no outstanding farmout agreements, obligations to drill additional wells or agreements to engage in other development operations, except for obligations arising under offset well provisions, obligations arising under provisions of any Operating Agreement which allow the parties to elect whether or not they will participate in development activities;

                  (b) there are no limitations as to the depths covered or substances to which such interests purport to apply; and

                  (c) there are no royalty provisions (other than those allowing a lessor the right to take in kind) requiring the payment of royalties on any basis other than as specified in those leases, contracts and other agreements.

         Section 4.29 Operating Agreements. With respect to the Operating Agreements relating to Borrower's or any Subsidiaries' Working Interest and Net Revenue Interest in the Properties:

                  (a) there are no outstanding calls for payments under any AFE or payments which are due or which Borrower or, to the best of Borrower's knowledge, any predecessor of Borrower or any Subsidiary has committed to make which have not been or are not being paid within the terms required; and

                  (b) there are no operations under any of the Operating Agreements with respect to which Borrower or any Subsidiary has become a non-consenting party nor are there any non-consenting penalties binding or that will become binding upon Borrower or any Subsidiary that are not reflected in the Net Revenue Interest or Working Interest as set forth on the Reserve Report.

         Section 4.30 No Unusual Agreements. All agreements applicable to Borrower's or its Subsidiaries' Working Interest and Net Revenue Interest in the Properties are of the type generally found in the oil and gas industry and the gathering and transmission industry, as applicable, and do not (individually or in the aggregate) contain any unusual provisions which may operate in a material and adverse manner with respect to Borrower's or any Subsidiaries' Working Interest or Net Revenue Interest in the Properties.

         Section 4.31 Suspense of Proceeds. Except as disclosed by Borrower to Lenders in writing prior to the execution of this Agreement, as of the Closing Date, all proceeds from the sale of Hydrocarbons from Borrower's or any Subsidiaries' Working Interest or Net Revenue Interest in the Properties are being received by Borrower and each Subsidiary in a timely manner and are not being held in suspense for any reason.

         Section 4.32 ERISA Plans.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         Section 4.33 Use of Proceeds. Borrower will use all amounts Advanced under the Term Loan solely for the purposes described in this Agreement. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System (the "Board")). No part of the proceeds of any Advance will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

         Section 4.34 Insurance. Borrower shall:

                  (a) continuously keep all of its Personal Property together with all improvements on its Real Property insured for replacement value of like kind and quality with insurance companies licensed or approved to do business in the jurisdictions in which the Properties are located with a Best's rating of A or better or as otherwise satisfactory to Lender against loss or damage by fire or other risk usually insured against by other prudent owners in similar businesses similarly situated under extended coverage endorsement and against theft, burglary, and pilferage together with other insurance covering any other hazards as Lender may from time to time reasonably request;

                  (b) deliver certificates of insurance to Lender and, whether or not so delivered such policies and all proceeds thereof shall be security for all Obligations. All such insurance shall contain endorsements in form satisfactory to Lender showing Lender as a loss payee and additional party assured as its interest may appear. Subject to the terms of the Intercreditor Agreement, all insurance proceeds received by Lender shall be retained by Lender at its option, for application to the payment of such portion of the Obligations or as Lender may determine in its reasonable discretion or shall be applied to repair any such insurable loss or damage; and

                  (c) promptly notify Lender of any event or occurrence causing a material loss or decline in value of Collateral insured or the existence of an event justifying a material claim under any insurance and the estimated amount thereof. In furtherance, but not in limitation of the requirements of the preceding sentence, Borrower shall continuously keep and maintain in full force and effect during the term of this Agreement, at Borrower's sole cost and expense, original insurance policies for which the payment of premiums are current containing waivers of subrogation by the respective insurers and non-contributory standard mortgagee clauses or their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Lender providing the coverages set forth in Schedule 4.34(c) attached hereto.

         Section 4.35 No Material Adverse Effect. Since September 5, 2003, no Material Adverse Effect has occurred.

         Section 4.36 Tax Shelter Regulations. Borrower does not intend to treat the Term Loan and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. If Borrower so notifies Administrative Agent, Borrower acknowledges that one or more of the Lenders may treat the

Term Loan as part of a transaction that is subject to Treasury Regulation
Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

         Section 4.37 Restriction on Liens. Except for the Senior Credit Facility, the Intercreditor Agreement and the Loan Documents, and except for agreements which consent has previously or contemporaneously been obtained, neither Borrower nor any Subsidiary is a party to any agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of its Properties to secure the Obligations and the Loan Documents.

         Section 4.38 Hedging Agreements. Schedule 4.38, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 5.16, sets forth, a true and complete list of all Hedging Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

         Section 4.39 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 4.39, and thereafter either disclosed in writing to the Administrative Agent (with respect to all of which contracts the Borrower represents that it and its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Borrower's or any Subsidiaries' Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

                                   ARTICLE V.
                      Financial Statements and Information;
                           Certain Notices to Lenders

         So long as there are any Obligations owed to Lenders under this Agreement or to MAC or its Affiliates or under a Swap Agreement, Borrower shall deliver to Lenders the following items:

         Section 5.1 Monthly Operating Statement. Commencing on November 30, 2003, within thirty (30) days after the end of each calendar month, a Monthly Operating Statement detailing financial and operating performance for the immediately preceding month.

         Section 5.2 Daily Field Reports. Borrower shall provide Lender by facsimile or e-mail a daily report in the form and substance satisfactory to Lender detailing all field drilling and other notable activity from the preceding day with respect to the Properties.

         Section 5.3 Weekly Sales Reports. Borrower shall provide Lender each week during the term of this Agreement by facsimile or e-mail, a report in the form and substance satisfactory to Lender setting forth the quantities of Crude Oil and Natural Gas sold from or allocable to each of the Properties for the prior week.

         Section 5.4 AFEs. Borrower shall provide Lender a true and complete copy of each AFE in excess of $200,000 prior to commencing the activity contemplated by the AFE. Borrower shall promptly submit to Lender a supplemental AFE or similar information for any anticipated expenditures in excess of 110% of those authorized on an approved AFE or other approved expenditure pursuant to the Annual Operating Budget.

         Section 5.5 Test Results; Core Analyses; Surveys and Logs. Upon the request of Lender, Borrower shall promptly provide Lender with true and complete copies of all test results, fluid analyses, pressure surveys and core analyses related to the Properties. As soon as such data are available, Borrower shall promptly provide Lender with true and correct copies of all electrical surveys, radioactivity logs, temperature surveys, deviation or directional surveys, caliper logs and all other logs and surveys obtained during the drilling of any Well. In addition, promptly upon the completion of any Well, Borrower will provide Lender with a composite of all electrical-type logs to the extent reasonable and customary.

         Section 5.6 Annual Reports. Within ninety (90) days after the close of each fiscal year, a copy of the annual consolidated financial statements (including all notes) of Guarantor, consisting of a balance sheet, income or operations statement, statement of stockholder's equity, and statement of cash flows, all audited by independent certified public accountants retained by Borrower and acceptable to Lenders and accompanied by the accountants' certification that, in the normal course of their audit, they have not become aware of any circumstances constituting Default under this Agreement. The first audited financial statement will be delivered on or before March 31, 2004.

         Section 5.7 Quarterly Reports. Within forty-five (45) days after the end of each quarter, a consolidated balance sheet, income or operations statement and statement of cash flows of Guarantor (including all notes thereto) for the quarter and year-to-date, prepared by Borrower and accompanied by a certification of Borrower's President or Chief Financial Officer, dated the date of the delivery of the financial statements to Lenders, and further certifying that no Default exists under this Agreement.

         Section 5.8 Certificate of Financial Officer; Compliance. Concurrently with any delivery of financial statements under Section 5.7, a certificate of the president or chief financial officer of the Borrower in form and substance satisfactory to the Administrative Agent (a) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with Section 6.26 and
(c) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 5.7 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

         Section 5.9 Default Notices. Promptly after becoming aware of the existence of any Default under this Agreement or any of the Loan Documents or a default by Borrower under the Senior Credit Facility, or after becoming aware of any developments or other information which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the following:

                  (a) any dispute (including franchise or income tax liability disputes) that may arise between Borrower and any governmental regulatory body or law enforcement authority;

                  (b) the commencement of any litigation or proceeding involving amounts in dispute in excess of five hundred thousand dollars ($500,000) affecting Borrower or any of the Properties;

                  (c) any labor dispute or controversy resulting in or threatening to result in a general strike or work stoppage against Borrower;

                  (d) any proposal by any public authority to acquire any of the assets or business of Borrower;

                  (e) any proposed or actual change in the Borrower or the Guarantor's corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (i) in the location of the Borrower or the Guarantor's chief executive office or principal place of business, (ii) in the Borrower or the Guarantor's identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed,
(iii) in the Borrower or the Guarantor's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization, and (iv) in the Borrower or the Guarantor's federal taxpayer identification number;

                  (f) the loss of, suspension, termination or material adverse change to any of the permits, licenses, operating authorities and other authorizations referred to in Section 4.17 and Section 4.18;

                  (g) any material loss or damage to any of the Collateral, or Borrower's business or operations; or

                  (h) the failure to make any payment when due with respect to any Debt or the failure to comply with the terms of any material agreement (including, without limitation, any Hedging Agreement or Swap Agreement) to which Borrower is a party;

                  (i) any proposed sale, transfer, assignment or other disposition of any Properties permitted hereunder, prior written notice of such disposition, the price thereof and the anticipated date of closing;

                  (j) the occurrence of any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower having a fair market value in excess of five hundred thousand dollars ($500,000);

                  (k) any other development that results in, or could reasonably be expected to result in a Material Adverse Effect;

in each case Borrower shall provide Lenders with telephonic facsimile or e-mail notice specifying and describing the nature of the Default, development or information, and the anticipated effect. Any notice delivered by telephone or e-mail will be confirmed in writing (or, with respect to e-mail notices, physically delivered to Lenders) within five (5) days.

         Section 5.10 Reserve Reports.

                  (a) Timing of Reports. Beginning January 1, 2004 and continuing semi-annually throughout the term of this Agreement, Borrower shall, at its sole expense, cause to be prepared by the Engineers and delivered to Lenders an engineering reserve report (the "Reserve Report") relating to the Properties. The Reserve Reports will set forth, without limitation, the projected recoverable reserves attributable to the Properties, the Working Interests and Net Revenue Interests of Borrower. Borrower shall deliver each Reserve Report to Lenders within sixty (60) days of its effective date. The initial Reserve Report effective date shall be January 1, 2004. So long as no Default has occurred and continues, the "mid-year" Reserve Report may be prepared by Borrower's internal engineers; however, such Reserve Report must be acceptable to Lender in its reasonable discretion.

                  (b) Preparation of Reports. The Reserve Report will be prepared in accordance with the following assumptions:

                           (i)      reserves shall be adjusted for cumulative
production since the effective date of the most recent Reserve Report;

                           (ii)

                                    (A)      for all Natural Gas to be sold by
                           Borrower other than Natural Gas described in Section 5.10(b)(ii)(B) below, the purchase price for each calendar year will be the average of the monthly prices provided to Borrower by Administrative Agent for that year for Natural Gas as reflected in the New York Mercantile Exchange as of the settlement of the last trading day for the contract month coincident with the effective date of the Reserve Report (as adjusted for appropriate quality, transportation and location differentials approved by Lenders), using price escalators or de-escalators existing in the market as determined by Lenders at the time the Reserve Report is being prepared, for the remaining life of the Properties;

                                    (B)      for all Natural Gas to be sold by
                           Borrower on a fixed price basis pursuant to any bona fide contract or with respect to which the price has been hedged pursuant to any New York Mercantile Exchange contract or bona fide price swap agreement or arrangement, the purchase price will be the fixed price (as adjusted for appropriate quality, transportation and location differentials approved by Lenders) for the volumes indicated in the contract, agreement or arrangement;

                                    (C)      for Crude Oil to be sold by
                           Borrower other than Crude Oil described in Section 5.10(b)(ii)(D) below, the purchase price for each calendar year shall be the average of the monthly prices provided to Borrower by Administrative Agent for that year for Crude Oil as reflected in the New York Mercantile Exchange as of the settlement on the last trading day for the contract month coincident with the effective date of the Reserve Report (as adjusted for appropriate quality, transportation and location differentials approved by Lenders), using price escalators or de-escalators existing in the market as determined by Lenders at the time the Reserve Report is being prepared, for the remaining life of the Properties;

                                    (D)      for Crude Oil to be sold by
                           Borrower on a fixed price basis pursuant to any bona fide contract or for which the price has been hedged pursuant to any New York Mercantile Exchange contract or bona fide price swap agreement or arrangement, the purchase price will be the fixed price (as adjusted for appropriate quality, transportation and location differentials approved by Lenders) for the volumes indicated in the contract, agreement or arrangement.

                  (c) reserves will be adjusted to reflect revisions to volume estimates of reserves since the effective date of the last Reserve Report;

                  (d) projected operating expenses and capital expenditures will be adjusted to reflect (i) actual expense levels incurred since the effective date of the last Reserve Report and (ii) projected increases or decreases in anticipated operating expenses and capital expenditure levels;

                  (e) each Reserve Report will separately report on PDP Reserves, PDNP Reserves and PUD Reserves and will utilize any other assumptions that Lenders may request from time to time; and

                  (f) each Reserve Report shall be accompanied by a certificate of the Senior Vice President - Operations or other responsible officer of Borrower as required pursuant to Section 5.8, and such certificate will be substantially in the form of Exhibit I.

                  Borrower or Lenders, at the sole option of any of them so long as there are any Obligations owing to Lenders under this Agreement, may cause additional Reserve Reports meeting the requirements of the preceding paragraph to be prepared by the Engineers to be delivered to the other party. Except for the two (2) Reserve Reports each year required in the first paragraph of this
Section 5.10 which will be paid for by Borrower, the costs and expenses of any additional reports will be borne by the party requesting the report. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then Lenders may request an additional Reserve Report to be prepared on an annual basis at the sole expense of Borrower.

         Section 5.11 Other Information. Borrower shall provide the Administrative Agent and the Lenders copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement (including, without limitation, the Senior Credit Facility), other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Agreement. Borrower shall provide any other information concerning the financial condition of Borrower and Guarantor or any property of Borrower as Lenders may reasonably request from time to time.

         Section 5.12 Annual Operating Budget. Borrower shall provide to Lenders before Closing, and annually thereafter forty-five (45) days prior to the beginning of each calendar year (commencing with the 2005 calendar year annual operating budget), an annual operating budget for Borrower (as amended, supplemented, substituted or otherwise modified with the prior written consent of Lenders, the "Annual Operating Budget"). The Annual Operating Budget delivered to Lenders, and approved by Lenders in writing prior to Closing (and annually thereafter), shall cover the eighteen month period commencing July 1, 2003 and ending on December 31, 2004. The Annual Operating Budget shall include, and detail by project, all capital expenditures for the drilling or recompletion of any Wells which require the preparation of any AFE in accordance with the relevant Operating Agreement. The initial Annual Operating Budget, attached to this Agreement as Schedule 5.12, is approved by Lenders.

         Section 5.13 Charter Documents. Borrower shall provide Lenders copies of (a) all Borrower's Charter Documents including amendments or modifications, and (b) all Subsidiary Charter Documents including amendments and modifications.

         Section 5.14 Other Information. Borrower shall promptly provide all other information or reports related to Borrower, the Properties, the Personal Property or the Guarantor Properties as Lenders may reasonably request.

         Section 5.15 Information to Shareholders. Simultaneous with the distribution thereof to the Guarantor's Equity Interest holders, Borrower shall furnish to the Administrative Agent and the Lenders copies of all periodic and other reports, proxy statements and other materials distributed by Guarantor to its Equity Interest holders generally, including all filings with the Securities and Exchange Commission by Guarantor.

         Section 5.16 Certificate of Chief Financial Officer; Hedging Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of the chief financial officer or other responsible officer of Borrower, in form and substance satisfactory to the Administrative Agent, setting forth as of the effective date of the Reserve Report, a true and complete list of all Hedging Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, credit support agreements not previously disclosed to the Lenders in writing, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

         Section 5.17 Certificate of Insurer; Insurance Coverage. Concurrently with the delivery of annual financial statements hereunder (to the extent not previously provided to the Administrative Agent), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 6.8 in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies. In addition, Borrower will promptly deliver to Administrative Agent copies of all notices or other correspondence from any insurer in connection with any change to the coverages then in existence.

         Section 5.18 Reportable Transactions. Promptly after Borrower has notified Lenders of any intention by Borrower to treat the Term Loan and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), Borrower shall deliver to Lenders a duly completed copy of IRS Form 8886 or any successor form.

         Section 5.19 Borrower Financial Statements. To the extent any of the financial statements to be delivered to the Lenders under this Agreement present the financial condition of Guarantor or Guarantor and its subsidiaries, Lenders reserve the right to require Borrower to deliver to Lender similar financial statements presenting the financial condition of Borrower or Borrower and its subsidiaries.

                                   ARTICLE VI.
                              Affirmative Covenants

         Borrower covenants and agrees that, so long as there are any Obligations owing to Lenders under this Agreement or under the Swap Agreement, or Lenders have any commitment to make Advances under this Agreement, and unless Lenders have previously consented in writing to Borrower's non-compliance, Borrower will comply with the following covenants:

         Section 6.1 Preservation of Existence. Borrower shall preserve and maintain its and its Subsidiaries' existence as corporations and all related rights, privileges and franchises.

         Section 6.2 Compliance with Law. Borrower and Borrower's Subsidiaries shall:

                  (a) comply, and use all commercially reasonable efforts to cause any Operator to comply, with all federal, state or local laws and regulations regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes and use all commercially reasonable efforts to cause each Operator to properly and timely make all royalty or overriding royalty payments and payments to all other interest owners in the Properties which it operates;

                  (b) duly observe and conform in all material respects with all laws, rules and regulations made by any governmental authority, and all valid requirements of any regulatory body which may acquire jurisdiction, which apply or relate to ownership and operation of any or all of the Properties, including, without limitation, compliance with all obligations under the Environmental and Safety Regulations;

                  (c) operate or cause each Property to be operated (whether or not such Property constitutes a "facility" as defined by CERCLA) so that no cleanup or other obligation arises in respect of CERCLA or other applicable federal law or under any state, local or municipal law, statute (including, without limitation, Hazardous Substance Laws), ordinance, rule or regulation designed to protect the environment or relating to the disposition, generation or transportation of hazardous waste, which would constitute a lien or charge on any property of Borrower prior in right to that of Lenders. If any claim of prior lien or charge is made or any similar obligation arises, Borrower will, at its own expense, (a) immediately cure or cause a third party to immediately cure the same and (b) indemnify and hold harmless Lenders and its officers, directors, agents and employees from any related liability, responsibility or obligation in connection with any cleanup or other liability as successor, secured party or otherwise (regardless of whether or not Lenders may be deemed to be an "owner or operator" under CERCLA) for any reason including, without limitation, the enforcement of Lenders' rights as a secured party under this Agreement, the Security Documents or by operation of law;

                  (d) comply with, and use all commercially reasonable efforts to cause material compliance by all of its Operators, agents and invitees with, all Environmental and Safety Regulations with respect to Hazardous Materials, and keep all of the Properties free and clear of any liens imposed by those regulations. If Borrower receives any notice from any Person with regard to the Release of Hazardous Materials on or from any of the Properties, Borrower shall promptly (and, in any event, prior to the expiration of any period in which to respond to such notice under any applicable Environmental and Safety Regulation) send a copy of the notice to Lenders;

                  (e) cause any Operator to do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing in paying quantities;

                  (f) comply with ERISA and all applicable rules and regulations; and

                  (g) promptly (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses, severance taxes and other taxes and indebtedness accruing under the leases or other agreements affecting or pertaining to its Properties,
(ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Properties, (iii) will and will cause each Affiliate to do all other things necessary to keep unimpaired, except for Liens described in Section 7.5, its rights with respect to its Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing in paying quantities.

         Section 6.3 Environmental Matters.

                  (a) The Borrower shall at its expense: (i) comply, and shall cause the Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Properties or any other property to the extent caused by the Borrower's or any Subsidiaries' operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower's Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower's Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement such procedures as may be necessary to continuously determine and assure that the Borrower's obligations under this Section 6.3(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

                  (b) The Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower, any Subsidiary or the Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of five hundred thousand dollars ($500,000), not fully covered by insurance, subject to normal deductibles.

                  (c) The Borrower will provide environmental audits and tests in accordance with American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of any other Properties.

         Section 6.4 Records. Borrower shall keep adequate records and books of account with respect to the business activities of Borrower and its Subsidiaries and the Properties in which proper entries are made in accordance with GAAP reflecting all financial transactions of Borrower and its Subsidiaries. The Borrower shall keep separate books and records than its Affiliates and shall conduct its business separately from the business of POG.

         Section 6.5 Litigation. Borrower shall give Lenders prompt written notice of any suit at law or in equity or any investigation or proceeding before or by any administrative or governmental agency known to Borrower that could:

                  (a) limit, prohibit or restrict the manner in which Borrower or any Subsidiary presently conducts its business or

                  (b) declare any substance contained in any product used, sold or distributed by Borrower or any Subsidiary to be a Hazardous Material in violation of Hazardous Substance Laws.

         Section 6.6 Damage to Collateral. Borrower shall give Lenders prompt written notice of

                  (a) damage to any of the Collateral causing a loss in excess of five hundred thousand dollars ($500,000); and

                  (b) the occurrence of any condition or event which has caused or may cause loss or depreciation in excess of five hundred thousand dollars ($500,000) with respect to any of the Collateral excluding market fluctuation for the price paid for Hydrocarbons.

         Section 6.7 Solvency. Borrower shall conduct all operations in a manner as is necessary to remain Solvent.

         Section 6.8 Insurance. Borrower shall maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to Administrative Agent of termination, lapse or cancellation of such insurance.

         Section 6.9 Delivery of Instruments. Borrower shall deliver to Lenders upon its request copies of all contracts, statements, invoices, notices, receipts and vouchers under which Borrower has incurred or is to incur costs, and deliver to Lenders all other data or documents in connection with Borrower's operations as Lenders may from time to time reasonably request.

         Section 6.10 Consultants. Borrower shall accord to Lenders the right, with prior written notice to Borrower (except upon the occurrence and during the continuation of an Event of Default, in which case no prior written notice is required), from time to time, to select and retain consultants, including engineers and public accountants, to advise Lenders as to technical and financial matters pertaining to Borrower's operations relating to the Properties and Borrower's financial records. Except as otherwise provided in this Agreement, the reasonable fees and costs charged by Lenders' consultants will be paid by Borrower. Borrower shall allow Lenders' consultants access during normal business hours to the Properties and all other facilities owned, operated or used by Borrower in connection with the Properties or the conduct of Borrower's business and to Borrower's records (financial or otherwise) relating to the operation of the Properties. The access granted to Lenders and its consultants under this Section 6.10 will not unreasonably disrupt the business of Borrower or the operation of the Properties.

         Section 6.11 Creditors. Borrower shall promptly, upon Lenders' request, provide Lenders with a statement showing the identity of Borrower's and its Subsidiaries' creditors, the amount due to each, and the date each payment is due. Borrower shall notify Lenders immediately if Borrower or any Subsidiary fails to make any payment (other than a contested payment) in accordance with required terms to lessors, suppliers, vendors, owners of Royalty Interests, third-party Working Interest owners, tax authorities or others relating to the Properties, including, without limitation, owners or holders of overriding royalty interests, net profit interests, production payments, or any other liens or burdens on or relating to the Properties, where non-payment would create any lien rights against any item of Collateral or otherwise interfere with or jeopardize performance by Borrower under this Agreement. Upon receipt of a notice of non-payment from Borrower, Lenders may, but need not, make in its reasonable discretion, any payments or agree to pay any persons as are required to enable Borrower to complete performance under this Agreement or to protect the interests of Lenders in production from or allocable to Borrower's Net Revenue Interest in the Properties or other Collateral, and those payments will be immediately reimbursed to Lenders by Borrower on demand. Borrower's obligation to reimburse Lenders for any payments will be secured by the security interests and the liens granted under the Security Documents.

         Section 6.12 Inspection. Borrower shall, so long as any Obligation remains owing to Lenders or any Collateral remains located at any of the Properties or other facilities owned or leased by Borrower, accord Lenders or its agents full and unrestricted access (at Lenders' risk) upon the giving of reasonable notice under the circumstances (subject to reasonable safety restrictions and in accordance with prudent operator standards) during normal business hours to the Properties and such other facilities to permit Lenders or its agents to, among other things, witness drilling, workovers and other field activities and inspect or take delivery of production. Borrower shall give Lenders or its agents due notice of drilling, workovers and other field activities to permit Lenders to exercise its rights under this Section 6.12. The access granted to

Lenders under this Section 6.12 will not unreasonably disrupt the business of Borrower or the operation of the Properties.

         Section 6.13 Environmental Opinion. Borrower shall, upon Lenders' reasonable request, obtain opinions from counsel or other consultants reasonably satisfactory to Lenders that Borrower has all permits, licenses and other approvals required by the EPA and other applicable Governmental Authorities, and the current and planned operations of the Properties are in compliance with all applicable laws and requirements.

         Section 6.14 Operators. Borrower shall, in the event of a failure by any Operator to perform any obligations under the respective Operating Agreement or upon the occurrence of a Default under this Agreement which is not cured within the applicable cure period:

                  (a) immediately, upon the request of Lenders, vote or cause the applicable Subsidiary to vote to remove an Operator or commence any proceedings necessary under the applicable Operating Agreement to remove an Operator or assign to Lenders its right to vote to remove the Operator with respect to the Properties; provided, however, that Borrower and the Lenders agree and acknowledge that the removal of an Operator under this Section 6.14 is subject to the consent of the Senior Lender pursuant to Section 6.33 of the Senior Credit Facility,

                  (b) seek indemnification or damages from the Operator and its successors or assigns for any loss or liability incurred by Borrower or any Subsidiary,

                  (c) deliver or use all commercially reasonable efforts to cause each Operator to deliver to any successor Operator all books, agreements, contracts, papers, records (including but not limited to royalty payment records, computerized tapes and other royalty payment information), division orders, farm-in and farmout agreements, and all other records, contracts, agreements, papers or documents, written, printed or computerized, which may be pertinent in any way to the operations to be conducted by the successor Operator or which may have been conducted by the former Operator,

                  (d) cooperate, and use all commercially reasonable efforts to cause each Operator to fully cooperate with the successor Operator to ensure that the Leases are not terminated or the value of the Properties diminished by virtue of the resignation or removal, and

                  (e) take all other actions and use all commercially reasonable efforts to cause each Operator to take all other actions necessary to ensure an orderly transition of all operations to the successor Operator. Borrower shall promptly reimburse Lenders for any payments made pursuant to this
Section 6.14. The rights and remedies of Lenders under this Section 6.14 are in addition to any other rights or remedies available under Article XI or elsewhere in this Agreement.

         Section 6.15 Purchasers of Hydrocarbons. Borrower shall, in the event that any Purchaser of Hydrocarbons is, in Lenders' reasonable judgment, not creditworthy, upon the request of Lenders, (i) cause the Purchaser to provide one or more letters of credit, in form and

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

substance and from a bank satisfactory to Lenders in connection with its purchase of Hydrocarbons from the Properties, (ii) sell Hydrocarbons only to Purchasers who are creditworthy in Lenders' reasonable judgment or who prepay, or (iii) exercise its right to take the Hydrocarbons in kind and sell to Purchasers of Hydrocarbons who are creditworthy in Lenders' reasonable judgment.

         Section 6.16 Access to Officers, Employees and Agents. Borrower shall allow Lenders reasonable access to appropriate officers, employees and agents of Borrower and its Subsidiaries to discuss the affairs, finances and accounts of Borrower and its Subsidiaries at all reasonable times and as often as Lenders may reasonably request.

         Section 6.17 Hedging Hydrocarbon Production.

                  (a) Hedges at Closing. At or prior to Closing, Borrower shall enter into an energy price hedging or swap pursuant to a Hedging Agreement with Senior Lender or other Person acceptable to MAC or a Swap Agreement (in either case, in form and substance satisfactory to Lenders in their sole and absolute discretion) such that up to seventy percent (70%) of the volume of PDP Reserves scheduled to be produced for the period commencing on the Closing Date through and including the Maturity Date (based upon the most recent Reserve Report) are dedicated to the Hedging Agreement or other price risk management program approved by Lenders.

                  (b) Additional Hedges. Beginning six (6) months after Closing and continuing each six (6) months thereafter (upon receipt of an updated Reserve Report) or more frequently if Borrower and the Lenders so agree, Lenders may require Borrower to enter into one or more additional Hydrocarbon Hedging Agreement such that up to sixty-five percent (65%) of the incremental PDP Reserves identified in the most current Reserve Report are dedicated to the Hedging Agreement or other price risk management program approved by Lenders in their sole and absolute discretion.

                  (c) Miscellaneous. The minimum average price for all PDP Reserves subject to the Swap Agreement at Closing shall, for the periods from the Closing Date through the Maturity Date, be as described on Schedule 6.17. Lenders may require that Borrower's hedging program be extended beyond the Maturity Date if any of the Obligations remain outstanding as of that date, and if so required, Borrower shall enter into such additional energy price hedging arrangements necessary to comply with Lender's request.

                  (d) MAC As Counterparty. At least forty percent (40%) of the total future hedged Hydrocarbon volumes will be hedged under a Swap Agreement with MAC with a maximum credit margin of twelve and one-half cents ($0.125) per mmbtu of natural gas and forty cents ($0.40) per barrel of crude oil on a swap equivalent basis or as otherwise agreed by Borrower and MAC. Notwithstanding the previous sentence, however, nothing in this Section 6.17(d) will be construed to require Borrower to enter into any hedging transaction with MAC on terms and conditions that are not reasonably competitive with the terms and conditions on which comparable counterparties are both willing and able to enter into like hedge transactions at the time of such transaction (the "Competing Hedge Terms"). Borrower shall notify MAC in writing prior to entering into any hedge transaction with MAC that Borrower reasonably believes is subject to terms or conditions that are not reasonably competitive with Competing Hedge Terms. Promptly following MAC's receipt of a written notice from Borrower pursuant to the immediately preceding sentence, MAC and Borrower will confer and, if necessary, attempt to identify a mutually acceptable amendment to this Section 6.17(d).

                  (e) Unless otherwise approved by Lenders, the sole counterparty to any Hedging Agreement with Borrower shall be MAC or its Affiliates or BankOne, N.A. or its Affiliates.

         Section 6.18 Use of Proceeds. Borrower shall use all amounts Advanced under the Term Loan only as described in this Agreement and as approved in writing by the Lenders in connection with each Advance.

         Section 6.19 Bonds. Borrower shall, and shall cause each Subsidiary to, maintain in full force and effect all federal and state qualifications, bonds and approvals necessary to own and operate the Properties, and deliver to Lenders certificates evidencing any bonds and copies of any bonds in place (including renewals).

         Section 6.20 Minimum Payments. Borrower shall pay to Lenders all outstanding interest calculated at the rate specified in this Agreement on all Obligations (including Obligations which are for fees or to reimburse or indemnify Lenders) on each Repayment Date.

         Section 6.21 Post-Closing Title Opinions. Within sixty (60) days following Closing, Borrower will deliver to Lenders post-closing title opinions (or other title information acceptable to Lenders) in form and substance acceptable to Lenders covering not less than 81% of the Proved Reserves Properties showing a Mortgage Lien in favor of the Administrative Agent for the ratable benefit of the Lenders subject only to Permitted Encumbrances. Additionally, as requested by Lenders, Borrower will provide Lenders with new, updated or supplemental title opinions (or other title information acceptable to Lenders) on Proved Reserves Properties that are added as Collateral.

         Section 6.22 Continuing Enterprise. Borrower shall, and shall cause each Subsidiary to, continue to conduct its operations on such a scale and in such a manner as is necessary to (a) perform its obligations under this Agreement and the Basic Documents, and (b) preserve its rights to the Properties and its rights under the Basic Documents.

         Section 6.23 Venue for Debtor Relief Proceedings. If Borrower voluntarily commences any proceeding under any Debtor Relief Law, Borrower shall initiate and maintain the proceeding in a court within the Southern District of Texas.

         Section 6.24 Access to Seismic and Geophysical Data. Borrower and Guarantor shall provide Lenders and their respective engineering consultants with access to all engineering, seismic, geological and geophysical data, studies and evaluations which Borrower or Guarantor possess or to which Borrower or Guarantor has access which relate to the Properties. Lenders will, upon reasonable notice to Borrower or Guarantor as applicable, have access to these records during regular business hours; provided, however, to the extent the information to be made available to Lenders under this Section 6.24 is subject to a confidentiality agreement, Borrower or Guarantor, as applicable, may require Lenders to execute and deliver to it a mutually acceptable confidentiality agreement prior to being allowed access to the confidential information.

         Section 6.25 Liens on Collateral. The Borrower will at all times cause at least 90% of the PDP Properties to be subject to a perfected Mortgage Lien in favor of or for the benefit of the Lenders pursuant to the Security Documents subject only to the Senior Liens and Permitted Encumbrances.

         Section 6.26 Certain Financial Covenants. Borrower shall, at all times while the Obligations are outstanding:

                  (a)      maintain an Interest Coverage Ratio of 2.50 to 1.00;

                  (b) maintain a Current Ratio of 1.30 to 1.00 until December 31, 2004 and 1:00 to 1:00 thereafter;

                  (c) maintain a Total Adjusted Present Value Ratio of 2.00 to 1.00;

                  (d) maintain a Developed Reserve Adjusted Present Value Ratio of 2.00 to 1.00; and

                  (e) maintain all financial covenants set out in the Senior Credit Facility.

         Section 6.27 Additional Guarantors. Notify Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to Administrative Agent for the benefit of Lenders a counterpart of the Guaranty Agreements or such other document as Administrative Agent shall deem appropriate for such purpose, and (b) deliver to Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 9.2(h) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to Administrative Agent.

         Section 6.28 Collateral Records. Borrower agrees to execute and deliver promptly, and to cause each Subsidiary to execute and deliver promptly, to Administrative Agent, from time to time, solely for Administrative Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as Administrative Agent may reasonably require designating, identifying or describing the Collateral. The failure by Borrower or any other Person, however, to promptly give Administrative Agent such statements or schedules shall not

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

affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

                                  ARTICLE VII.
                               Negative Covenants

         So long as there are any Obligations owing to Lenders under this Agreement or a Swap Agreement, and unless Lenders has previously consented in writing to Borrower's non-compliance, Borrower will comply with the following covenants:

         Section 7.1 Debt. Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

                           (i)      Obligations to Lenders;

                           (ii)     obligations outstanding under the Senior
Credit Facility;

                           (iii)    Capitalized leases which do not exceed five
hundred thousand dollars ($500,000) in the aggregate;

                           (iv)     obligations secured by Permitted
Encumbrances;

                           (v)      obligations in connection with a Hedging
Agreement required by this Agreement or otherwise approved by Lenders and described on Schedule 7.1(v);

                           (vi)     accounts payable and accrued expenses,
liabilities or other obligations to pay the deferred purchase price of property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

                           (vii)    endorsements of negotiable instruments for
collection in the ordinary course of business;

                           (viii)   Debt existing on the date hereof and
described in Schedule 7.1(viii);

                           (ix)     obligations among Guarantor, Borrower or any
of their Subsidiaries;

                           (x)      obligations described on Schedule 7.1(x)
associated with bonds or surety obligations required by any governmental or regulatory authority or prior owner in connection with owning or operating its Hydrocarbon properties in the ordinary course of business;

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

                           (xi)     obligations not to exceed at any one time
$500,000 related to purchase money financing;

                           (xii)    obligations relating to net production
imbalances not to exceed at any one time $1,000,000;

                           (xiii)   obligations relating to overriding royalties
and other interests carved out of production incurred in the ordinary course of oil and gas exploration and development projects;

                           (xiv)    obligations associated with the financing of
premiums for business insurance of Guarantor, Borrower and their Subsidiaries;

                           (xv)     contingent obligations of Guarantor
described on Schedule 7.1(xv) in connection with guarantees of the obligations of Borrower and its Subsidiaries in connection with owning and operating Hydrocarbon properties in the ordinary course of business; and

                           (xvi)    non-recourse obligations not to exceed
$25,000,000.

         Section 7.2 Accounts. Borrower shall not sell, discount or factor its accounts, instruments, intangibles, leases or chattel paper.

         Section 7.3 Guaranties. Borrower shall not assume, guaranty or endorse or otherwise become directly or contingently liable for any liability of any other Person except as provided in the Senior Credit Facility and except for the indemnification obligations contained in this Agreement and the Security Documents. The preceding sentence will not prohibit the endorsement of negotiable instruments for deposit or collection or the incurrence of obligations under the Operating Agreements and similar transactions in the ordinary course of business. For purposes of this Section 7.3, the term "guaranty" includes any agreement, whether contingent or otherwise, to purchase, repurchase or otherwise acquire any obligation or liability of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any case primarily for the purpose of enabling another Person to make payment of any debt or liability, or to make any payment (whether as a capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with a debt or liability of another Person, or to supply funds to or in any manner invest in another Person in connection with that Person's debts or liabilities.

         Section 7.4 Ownership and Business Operations. Borrower shall not:

                  (a) (i) acquire or agree to acquire all or any material portion of the stock, securities or assets of any other Person, (ii) suffer any Change of Control or (iii) merge into or consolidate with any other Person; provided, however, that Guarantor, Borrower or any Subsidiary may acquire by purchase, merger or otherwise, additional Hydrocarbon properties or the capital stock or interests of any Person whose business is the ownership and operation of Hydrocarbon properties to the extent such transaction does not result in a Change of Control;

                  (b) enter into any business which is, in Lenders' reasonable judgment, significantly different from its present business;

                  (c) sell, transfer, assign or grant any Person an option to acquire any of its assets (as that term is defined in accordance with GAAP) or take any similar action except:

                           (i)      the sales of Hydrocarbons in the ordinary
course of business.

                           (ii)     transfers of interests in Hydrocarbon
properties in the ordinary course of the joint development of Hydrocarbon properties with others, including without limitation transfers to other parties to joint development agreements, participation agreements, farmout agreements, farmin agreements, exploration agreements, operating agreements and unit agreements;

                           (iii)    the sale or transfer of equipment that is no
longer necessary for their business or is replaced by equipment of at least comparable value and use; and

                           (iv)     during consecutive twelve month period,
sales or other dispositions of Hydrocarbon properties in the ordinary course that will not exceed $1,000,000 in the aggregate, and that will not materially impair or diminish the value of the Collateral or the Borrower's financial condition;

                           upon the written request of Borrower setting forth in
reasonable detail the transfer, sale or conveyance of assets in a transaction permitted by this Section 7.4(c), Administrative Agent will execute and deliver to Borrower such documentation as is reasonably necessary in the opinion of Administrative Agent and its counsel to release the Lien of Lenders on the assets transferred, sold or conveyed;

                  (d) cancel any claim or Debt during the term of the Term Loan, except for consideration and in the ordinary course of its business;

                  (e) prepay any Debt other than Obligations owing to Lenders hereunder and obligations owing under the Senior Credit Facility;

                  (f) cause or suffer to exist a default under any lease, mortgage, deed of trust or lien on real estate owned or leased by Borrower;

                  (g) except as permitted in Section 7.1(ix), make any loan or advance or extend any credit during the term of the Term Loan (except in the ordinary course of business) to any Person, whether or not an Affiliate of Borrower;

                  (h) transfer its executive offices, or change its company name or reorganize as an entity other than a corporation or in a jurisdiction other than the jurisdiction under which it is organized on the date of this Agreement;

                  (i)      change its fiscal year;

                  (j) allow (i) the abandonment of any Well capable of commercial production, or the release or abandonment of all or any part of Borrower's Working Interest or Net Revenue Interest in any of the Properties capable of commercial production, or release or abandon all or any portion of the Properties except in accordance with prudent operator standards; (ii) Borrower's Net Revenue Interest in the Properties to be developed, maintained or operated in a manner less favorable than prudent operator standards; and (iii) any material alterations in the Basic Documents;

                  (k) except in the ordinary course of business and as permitted under this Agreement, enter into any new agreement or contract with any Person relating to or affecting any of the Properties that could be material in the context of any particular Lease;

                  (l) make or commit to make any expenditure in connection with any project or activity not included in the then current Annual Operating Budget which has been approved in writing by Lenders; or

                  (m) except as otherwise approved in writing by Lenders in their sole and absolute discretion, make or commit to make any expenditures in excess of the aggregate expenditures included in the then current Annual Operating Budget which has been approved in writing by Lenders. For the avoidance of doubt, the Annual Operating Budget sets forth 115% of the aggregate expenditures contemplated to be made by Borrower during the Annual Operating Budget period.

         Section 7.5 Liens and Encumbrances. Except as set forth on Schedule 7.5, Borrower shall not:

                  (a) suffer to exist any Lien or consent to the filing of any financing statement on any of its property (including Borrower's and each Subsidiaries' Working Interest or Net Revenue Interest in the Properties) other than:

                           (i)      the Liens created by and granted to Lenders
under this Agreement and the Security Documents;

                           (ii)     the Senior Liens and the other liens and
encumbrances permitted under Section 6.15 of the Senior Credit Facility;

                           (iii)    the Permitted Encumbrances; and

                           (iv)     Liens securing capital leases permitted by
Section 7.1(iii);

                  (b) dedicate, sell, encumber or dispose of, or suffer to exist any agreement for the sale, disposition or encumbrance of, Borrower's or any Subsidiaries' Working Interest and/or Net Revenue Interest in the Properties or of any oil and gas production attributable to Borrower's Working Interest or Net Revenue Interest in the Properties except in the ordinary course of business or as otherwise permitted in this Agreement;

                  (c) in connection with the sale or other disposition of all or any portion of the Properties, reserve any recorded or unrecorded executory rights in Borrower's Working Interest or Net Revenue Interest in the Properties except as consented to in writing by Lenders; or

                  (d) allow any of its or its Subsidiaries' accounts payable to remain unpaid after the expiration of ninety (90) days from the invoice date except for those that are being contested in good faith and for which adequate reserves have been established and maintained in accordance with GAAP.

         Section 7.6 Investments. Borrower shall not and shall not permit any Subsidiary to make, or suffer to exist, any Investment except Investments in certificates of deposit or other obligations issued by a bank or trust company having capital, surplus and undivided profits of at least one hundred million dollars ($100,000,000), or obligations of the United States government or any agency thereof or as otherwise permitted under Section 6.14 of the Senior Credit Facility or under this Agreement.

         Section 7.7 Subsidiaries and Divestitures. Neither Borrower nor any Subsidiary shall create any direct or indirect subsidiary or divest itself of any material assets by (i) transferring them to any future subsidiary or (ii) by entering into a partnership, joint venture, or similar arrangement. Neither Borrower nor any Subsidiary shall make any material change in its capital structure or enter into any management contract permitting a third party to exercise management rights with respect to Borrower's business other than pursuant to an Operating Agreement.

         Section 7.8 Compliance with Laws. Borrower shall not and shall not permit any Subsidiary to (a) violate any Environmental and Safety Regulation in any material respect; or (b) use or permit the use of any of the Properties to generate, treat, store, handle, transport or dispose of Hazardous Materials except in strict compliance with all applicable Environmental and Safety Regulations. Upon the occurrence of any Release of Hazardous Materials, Borrower shall promptly commence and perform, or cause to be promptly commenced and performed, without cost to Lenders, all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials Released to the full extent necessary to comply with the requirements of all applicable Environmental and Safety Regulations.

         Section 7.9 Dividends and Distributions. Neither Guarantor nor Borrower will, nor will they permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock or membership interests (other than dividends payable in its own capital stock or membership interests, as applicable) or redeem, repurchase or otherwise acquire or retire any of its capital stock or membership interests at any time outstanding, except that:

                  (a) Borrower or any Subsidiary of Borrower may declare and pay dividends or make distributions to its members or shareholders; or

                  (b) Guarantor may repurchase, repay, defease, redeem or otherwise acquire or retire any capital stock with the contemporaneous issuance of the capital stock of the Guarantor.

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

         Section 7.10 Modifications. Borrower shall not alter, amend or cause the alteration or amendment of any of the Loan Documents or the Senior Credit Facility or any Hedging Agreement without the prior written consent of Lenders.

         Section 7.11 Debt Threshold. Permit the combined amount of Outstanding Debt pursuant to the Senior Credit Facility and this Agreement plus the combined committed but undrawn amounts under the Senior Credit Facility and this Agreement (but excluding that undrawn amount which represents twenty percent (20%) of the Senior Credit Facility "borrowing base" which must remain undrawn at all times by Borrower) to exceed, in the aggregate, twenty-five million dollars ($25,000,000.00); provided, however, for the purpose of computing the limitation under this Section 7.11, "committed but undrawn amounts" under this Agreement will be included in the calculation only to the extent Borrower is permitted to draw such amounts and Lenders are permitted to advance such amounts under the terms of the Senior Credit Facility and the Intercreditor Agreement.

         Section 7.12 Senior Credit Facility. Permit the amount of indebtedness outstanding under the Senior Credit Facility (including outstanding letters of credit) to exceed 80% of the Senior Credit Facility borrowing base.

         Section 7.13 Quarterly Production Levels and Net Operating Cash Flow. Beginning with the calendar quarter commencing July 1, 2003, Borrower shall not allow (a) Production Volumes pertaining to Borrower's Net Revenue Interest in the Properties and (b) Net Operating Cash Flow to fall below the quarterly amounts set forth on Schedule 7.13.

         Section 7.14 General and Administrative Expenses. Permit Borrower's and Guarantor's consolidated G&A Expenses to exceed:

                  (a) four million five hundred thousand dollars ($4,500,000) in the aggregate for the last six calendar months of 2003; or

                  (b) for each calendar quarter beginning January 1, 2004, the lesser of (i) two million five hundred thousand ($2,500,000) or (ii) thirty-one percent (31%) of the Tax Adjusted Gross Margin; provided, however, if Borrower's and Guarantor's consolidated G&A Expenses for any quarter exceed 31% of the Tax Adjusted Gross Margin, the maximum allowable consolidated G&A Expenses for Borrower and Guarantor during the immediately succeeding quarter will be 18% of the Tax Adjusted Gross margin; and provided further that a breach of clause (ii) of this Section 7.14(b) can only form the basis of an Event of Default if Borrower's and Guarantor's consolidated G&A Expenses exceed (x) 31% of the Tax Adjusted Gross Margin during any quarter and (y) 18% of the Tax Adjusted Gross Margin during the immediately succeeding quarter; and provided further that, notwithstanding anything in this Section 7.14(b) to the contrary, the consolidated G&A Expenses of Borrower and Guarantor shall not exceed 35% of the Tax Adjusted Gross Margin.

         Section 7.15 Other. Borrower shall not:

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

                  (a) fail to observe all of the provisions of Articles IV, V, and VI of this Agreement after the Closing, to the extent not already subsumed in this Article VII;

                  (b) declare an Early Termination Date (as that term may be defined in the Swap Agreement) or any similar action pursuant to any Hedging Agreement without the prior written consent of Lenders;

                  (c) enter into any Hedging Agreement not approved by Lenders;

                  (d) enter into any transaction with any Affiliates (i) except in the ordinary course of business as it is currently being conducted or
(ii) without the prior written consent of Lenders, and, in either case, Borrower shall conduct those transactions on an arm's-length basis;

                  (e) except as otherwise authorized under this Agreement or otherwise approved in writing by Lenders in their sole and absolute discretion, enter into any financial transaction that is not usual or customary in the oil and gas industry;

                  (f)      engage in speculative or margin hedging transactions.

         Section 7.16 Proceeds of Term Loan. Borrower will not permit the proceeds of the Term Loan to be used for any purpose other than those permitted by Section 2.2. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board of Governors of the United States Federal Reserve System (the "Board") or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

         Section 7.17 Limitation on Leases. Borrower will not create, incur, assume or suffer to exist any obligation for the payment of rent or hire of property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon properties), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed one million five hundred thousand dollars ($1,500,000) in any period of twelve consecutive calendar months during the life of such leases.

         Section 7.18 Nature of Business. Borrower will not allow any material change to be made in the character of the business of its Subsidiaries or its business as an independent oil and gas exploration and production company. Borrower will not and will not permit any Subsidiary to acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any oil and gas properties not located within the geographical boundaries of the United States including its outer continental shelf.

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

         Section 7.19 POG. Borrower and PQUE will not permit POG to acquire any assets other than Working Interests and Royalty Interests in oil and gas properties, the beneficial interests of which are owned by persons other than Borrower or Guarantor. PQUE will not allow any other person to become a member of POG. PQUE will not nor will it permit the Borrower or any other subsidiary to transfer assets of any Guarantor or the Borrower to, or assume or discharge the liabilities of, POG, and shall enter into any further agreements as deemed necessary by Lender in its sole and absolute discretion to segregate the assets and liabilities of POG from those of Borrower and all Guarantors.

                                  ARTICLE VIII.
                           Further Rights of Lenders

         Section 8.1 Delivery of Additional Documents. Until the Obligations are repaid in full, Borrower, at its own expense, shall do all things and shall deliver all instruments requested by Lenders to protect or perfect any security interest, mortgage or lien granted or created under this Agreement or any of the Security Documents. Lenders may examine, inspect and copy or make extracts from all books and records of Borrower at any time during regular business hours upon prior notice to Borrower. Borrower authorizes Lenders to execute alone any other instruments that Lenders may require to perfect, protect or establish any lien or security interest under this Agreement or any of the Security Documents and further authorizes Lenders to sign Borrower's name on any of those instruments. Upon the occurrence of an Event of Default, Borrower authorizes Lenders to appoint any Person or Persons as Lenders may designate as its agent and attorney-in-fact to endorse the name of Borrower on any checks, notes, drafts or other forms of payment or security that may come into the possession of either Lenders or any Affiliate of Lenders, to sign Borrower's name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement and the Security Documents. The powers granted in this Section 8.1 are coupled with an interest and are, therefore, irrevocable. Neither Lenders nor any agent or attorney-in-fact will be liable to any Person for any act or omission, error in judgment or mistake of law that is not malicious or grossly negligent. Upon payment and performance of all Obligations of Borrower to Lenders, this power of attorney will become null and void.

         Section 8.2 Payments by Lenders. If Borrower fails to purchase or maintain insurance in accordance with this Agreement, or to pay any tax, assessment, government charge or levy in accordance with this Agreement, or in the event that any prohibited lien, encumbrance or security interest is not discharged in accordance with this Agreement, or in the event that Borrower fails to perform or comply with any other covenant, promise or Obligation under any Loan Document, Lenders may, but will not be required to, perform, pay, satisfy, discharge or bond the same for the account of Borrower, and all amounts paid by Lenders, including reasonable attorneys' fees and disbursements, will be deemed to be additional Obligations owing by Borrower to Lenders under this Agreement; provided, however, that Lenders will not make any payments on behalf of Borrower without providing Borrower prior written notice of at least three
(3) Business Days.

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

         Section 8.3 Payment of Taxes, Etc. Borrower and each Subsidiary shall pay all costs to be paid on taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to any of the Collateral.

         Section 8.4 Possession. Upon the occurrence and during the continuation of an Event of Default, Lenders may (i) enter Borrower's or any Subsidiaries' premises at any time, and (ii) until it completes the enforcement of its rights in the Equipment or other Collateral subject to its security interest or lien under the Security Documents and the sale or other disposition of any property subject to those documents, take possession of those premises without charge, rent or payment, or place custodians in control any of the premises, remain on and use the premises and any of Borrower's or any Subsidiaries' Equipment and other Collateral for the purpose of completing any work in progress, preparing any Collateral for disposition or collecting any Collateral.

         Section 8.5 Indemnification.

                  (a) BORROWER WILL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY LENDERS AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AUTHORIZED AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") AND HOLD EACH OF THEM HARMLESS FROM AND AGAINST ANY AND ALL INJURIES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES AND DISBURSEMENTS OF COUNSEL), CHARGES AND ENCUMBRANCES WHICH MAY BE INCURRED BY OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES IN CONNECTION WITH OR ARISING OUT OF ANY ASSERTION, DECLARATION OR DEFENSE OF LENDERS' RIGHTS OR SECURITY INTERESTS UNDER THE PROVISIONS OF THIS AGREEMENT, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH:

                           (i)      THE ACQUISITION OR OPERATION OF THE
COLLATERAL;

                           (ii)     THE REALIZATION, REPOSSESSION, SAFEGUARDING,
INSURING OR OTHER PROTECTION OF THE COLLATERAL WHILE AN EVENT OF DEFAULT IS CONTINUING;

                           (iii)    THE COLLECTING, PERFECTING OR PROTECTING OF
LENDER'S LIENS AND SECURITY INTERESTS UNDER THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS; AND

                           (iv)     ANY INVESTIGATION, LITIGATION, OR PROCEEDING
RELATED TO ANY PRESENT OR FUTURE ACQUISITION OR PROPOSED ACQUISITION BY BORROWER. BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS IT MIGHT HAVE IN CONNECTION WITH ANY SUIT OR ACTION AGAINST LENDER TO CLAIM SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO IT, ITS BUSINESS OR ITS

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PROSPECTS. BORROWER HAS CONSULTED WITH ITS COUNSEL WITH RESPECT TO THE
PROVISIONS OF THIS SECTION 8.5 AND UNDERSTANDS THAT IT IS TO BE INTERPRETED BROADLY AGAINST BORROWER.

                  (b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY OTHER PERSON TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR ADVANCE OR THE USE OF THE PROCEEDS THEREFROM, (v) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS AFFILIATES BY THE BORROWER AND ITS AFFILIATES, (vi) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE LOAN DOCUMENTS OR ANY INSTRUMENTS OR OTHER DOCUMENTS DELIVERED IN CONNECTION THEREWITH, (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY AFFILIATE OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY AFFILIATE WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY AFFILIATE, (ix) THE PAST OWNERSHIP BY THE BORROWER OR ANY AFFILIATE OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE

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PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY AFFILIATE OR ANY ACTUAL OR
ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS AFFILIATES, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS AFFILIATES, OR (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

                  (c) To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, any transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof.

                  (d) All amounts due under this Section 8.5 shall be payable not later than ten (10) days after written demand therefor.

                                  ARTICLE IX.
                    Closing; Conditions Precedent to Closing

         Section 9.1 Closing. Subject to the conditions stated in this Agreement, Closing will occur at a mutually agreeable time on or before November 7, 2003. The date the Loan Documents are executed will be the "Closing Date." Closing will occur at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Suite 3500, Houston, Texas, at 10:00 a.m. on the Closing Date, or at any other place and time as Borrower and Lenders may agree in writing.

         Section 9.2 Conditions Precedent. At Closing, and as conditions to the commitments of the Lenders to make the Term Loan:

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                  (a)      Borrower shall execute and deliver to the
Administrative Agent and the Lenders, respectively, each of the Loan Documents to which Borrower is a party required by Lenders to be delivered on the Closing Date;

                  (b) Borrower will deliver to Lenders an opinion or opinions of counsel to Borrower, each of which will be in form and substance satisfactory to Lenders and their counsel substantially in the form of Exhibit H related to the Term Loan (whether in one or more separate opinions) and each opinion will provide that Lenders' Lenders or Lenders' assignees will be entitled to rely upon it; Borrower will also deliver to Lenders each other document identified on Annex II, duly executed by the applicable parties and in form and substance satisfactory to Lenders;

                  (c) Lenders have obtained a report prepared by a consultant acceptable to Lenders confirming (i) Borrower's and Operator's compliance, in all material respects, with all applicable Laws and regulatory requirements and (ii) that Borrower or Operator have all necessary material permits and licenses;

                  (d) An environmental consultant satisfactory to Lenders will investigate Borrower's compliance with all Environmental Laws, the results of which shall be satisfactory to Lenders in their sole discretion;

                  (e) Borrower will deliver to Lenders title opinions or other evidence of title relating to the Properties showing Defensible Title to the Properties vested in Borrower subject only to the Permitted Encumbrances and otherwise satisfactory in form and substance to Lenders, together with a letter from the issuer or issuers of such opinions, if the opinions are not addressed to the Lenders, to the effect that Lenders are authorized to rely on the title opinions;

                  (f) Borrower will deliver to Lenders copies of the Basic Documents and all other documents and instruments as Lenders may reasonably request, all of which will be satisfactory, in form and substance, to Lenders;

                  (g) Each Person designated by Lenders on Schedule 9.2(g) will execute and deliver to Lenders a Subordination Agreement satisfactory in form and substance to Lenders;

                  (h)      Borrower will deliver to Lenders:

                           (i)      A copy of resolutions, in form and substance
satisfactory to Lenders, authorizing (1) the execution, delivery and performance by Borrower of this Agreement, the Term Note, the Swap Agreement, the Intercreditor Agreement and the other Loan Documents to which it is or will be a party, (2) the borrowings contemplated by this Agreement, and (3) the granting of the liens, pledges and security interests contemplated by the Mortgage and the other Security Documents, certified as true and correct by the Secretary of Borrower as of the Closing Date and certifying that the resolutions have not been amended, modified, revoked or rescinded as of the Closing Date;

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                           (ii)     A certificate of the Secretary or Assistant
Secretary of Borrower dated the Closing Date, certifying the incumbency and specimen signature of each of the officers of Borrower executing this Agreement, and the Term Note, the Security Documents, the Intercreditor Agreement, and any other Loan Documents to which Borrower is a party and any certificate or other documents to be delivered in connection with any of the Loan Documents, together with evidence of the incumbency of the certifying Secretary or Assistant Secretary;

                           (iii)    (1) A copy of the Certificate of Formation
of Borrower, certified as of a date not more than 10 Business Days prior to the Closing Date by the Secretary of State of the State of Louisiana, (2) a certificate as of a date not more than 10 Business Days prior to the Closing Date from the Secretary of State for the State of Louisiana as to the existence of Borrower as a Louisiana limited liability company, (3) a certificate as of a date not more than 10 Business Days prior to the Closing Date from the Department of Revenue for the State of Louisiana as to the good standing of Borrower as a limited liability company, (4) a certificate from the Secretary of State of Texas not more than 10 Business Days prior to the Closing Date that Borrower is a limited liability company duly qualified as a foreign company to do business in the State of Texas, and (5) a certificate dated the Closing Date from the Secretary or Assistant Secretary of Borrower to the effect that the documents delivered pursuant to (1)-(4) are true and correct copies and, with regard to item (1) as on file with the Secretary of State for the State of Louisiana, no action has been taken to amend, modify or repeal that document and it remains in full force and effect in that same form on the Closing Date; and

                           (iv)     The items specified in (i)-(iii) above with
respect to any Subsidiary of Borrower;

                  (i)      Guarantor will deliver to Lenders:

                           (i)      A copy of resolutions, in form and substance
satisfactory to Lenders, authorizing (1) the execution, delivery and performance by Guarantor of this Agreement, the Pledge Agreement, the Guaranty and the other Loan Documents to which it is or will be a party, (2) Guarantor's guarantee of the Obligations, and borrowings contemplated by this Agreement, (3) the granting of the liens, pledges and security interests contemplated by the Pledge Agreement, certified as true and correct by the Secretary of Guarantor as of the Closing Date and certifying that the resolutions have not been amended, modified, revoked or rescinded as of the Closing Date;

                           (ii)     A certificate of the Secretary or Assistant
Secretary of Guarantor dated the Closing Date, certifying the incumbency and specimen signature of each of the officers of Borrower executing this Agreement, and Pledge Agreement, the Guaranty and any other Loan Documents to which Borrower is a party and any certificate or other documents to be delivered in connection with any of the Loan Documents, together with evidence of the incumbency of the certifying Secretary or Assistant Secretary;

                  (j)      (iii)    (1) A copy of the Certificate of
Incorporation of Guarantor, certified as of a date not more than 10 Business Days prior to the Closing Date by the Secretary

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of State of the State of Delaware, (2) a certificate as of a date not more than
10 Business Days prior to the Closing Date from the Secretary of State for the State of Delaware as to the existence and good standing of Guarantor as a Delaware corporation, (3) a certificate from the Secretary of State of Texas not more than 10 Business Days prior to the Closing Date that Guarantor is a corporation duly qualified as a foreign corporation to do business in the State of Texas, and (4) a certificate dated the Closing Date from the Secretary or Assistant Secretary of Guarantor to the effect that the documents delivered pursuant to (1) - (3) are true and correct copies and, with regard to item (1) as on file with the Secretary of State for the State of Delaware, no action has been taken to amend, modify or repeal that document and it remains in full force and effect in that same form on the Closing Date;

                  (k) Borrower will deliver to Lenders a certificate of insurance evidencing the coverages required under this Agreement and the Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to property loss insurance;

                  (l) Lenders will have reviewed and found acceptable Borrower's accounting and business systems (including "back-office" and administrative functions);

                  (m) Borrower will have identified to Lenders independent public accountants Borrower will retain, which independent public accountants shall be satisfactory to Borrower and Lenders;

                  (n) Borrower will execute and deliver to MAC or its designated Affiliate the Swap Agreement;

                  (o)      No Material Adverse Effect has occurred;

                  (p) Except for the obligations listed (or, with the consent of Lenders, summarized) on Schedule 9.2(n), there are no unpaid bills for improvements or services to the Properties that could give rise to mechanic's or materialmen's liens or any other similar encumbrance arising by operation of applicable law;

                  (q) Lenders are satisfied with the management of Borrower and all other due diligence conducted by Lenders relating to Borrower and its Subsidiaries;

                  (r) The representations in each of the Loan Documents of Borrower and each other Person are true, complete and correct in all material respects;

                  (s) Lenders are satisfied, in their sole discretion, with the results of its due diligence examination of Borrower, and the Properties, including, Borrower's proposed development of the Properties, satisfactory information regarding existing Hydrocarbon sales, and all aspects of Borrower's existing and contemplated Hydrocarbon marketing activities;

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

                  (t) No suit or other proceeding is pending or threatened before any court or governmental agency seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages from Borrower in connection with the transactions contemplated in this Agreement (or the operations contemplated as part of those transactions) or alleging the breach of any material contract;

                  (u) Borrower has reimbursed Lenders for all Related Costs for which invoices have been presented;

                  (v) each of the Operating Agreements affecting the Properties will be satisfactory in form and substance to Lenders in their sole and absolute discretion;

                  (w) each of the documents executed and delivered by Borrower or Guarantor in connection with the Senior Credit Facility will be satisfactory in form and substance to Lenders in their sole and absolute discretion;

                  (x) the Senior Lender will have executed and delivered to Lenders an Intercreditor Agreement satisfactory in form and substance to Lenders in their sole and absolute discretion;

                  (y) Borrower shall have prepared and submitted to Lenders an eighteen (18) month Annual Operating Budget for the further development of the Properties, and the budget is satisfactory in form and substance to Lenders in their sole and absolute discretion;

                  (z) Borrower will have executed and delivered to Lenders the Warrant Agreement;

                  (aa) Lenders will be satisfied in their sole and absolute discretion with Borrower's Hydrocarbon hedging program;

                  (bb) the capital structures of Borrower and Guarantor will be satisfactory to Lenders in their sole and absolute discretion, and Lenders have received such financial statements of Guarantor, as requested, which shall be in form and substance satisfactory to the Lenders in their sole discretion, including, without limitation, a pro forma balance sheet to be delivered by Borrower to Lenders not less than three (3) Business Days prior to the Closing Date which represents Guarantor's financial condition immediately prior to and following the closing and funding of the Term Loan;

                  (cc) the Commitment Fee will have been paid to Administrative Agent for the ratable benefit of the Lenders; and

         Section 9.3 Conditions Precedent to Funding of Term Loan. The funding of the Term Loan shall be subject to the following conditions:

                  (a)      Satisfaction of the conditions precedent set forth in
Section 9.2;

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

                  (b) No Material Adverse change has occurred and is continuing;

                  (c) The Senior Credit Facility with a borrowing base of at least eleven million seven hundred fifty thousand dollars ($11,750,000) shall have closed prior to or contemporaneously with the funding of the Term Loan;

                  (d) all representations and warranties of Borrower and Guarantor set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the date of the Advance except to the extent such representations and warranties are expressly limited to an earlier date, in which case the representations and warranties shall be true and correct as of such specified earlier date;

                  (e) Borrower shall have delivered an Advance Request to the Administrative Agent in accordance with Section 2.2. Such Advance Request must be accompanied by copies of all approved AFEs included in the Annual Operating Budget as well as other supporting documentation satisfactory to Lenders evidencing the amount to be Advanced. Each AFE previously approved by Lenders in writing or other project description from the Annual Operating Budget delivered to Lender in conjunction with an Advance Request will detail all amounts Advanced to date by Lenders under that AFE or project description and the amount requested under the Advance Request. Notwithstanding anything to the contrary herein, Lenders shall not Advance any amount with respect to any specific activity included in the Annual Operating Budget that exceeds the amount included for such Well or project in the Annual Operating Budget inclusive of any amount included in the "Cost-Overrun" line-item of that Annual Operating Budget.

                  (f) the hedging requirements required by Section 6.17 are in full force and effect; and

                  (g) no Event of Default has occurred or is continuing and no circumstance exists which but for the lapse of time or notice from the Lenders or both would become an Event of Default.

                                   ARTICLE X.
                                Events of Default

         Section 10.1 Events of Default. The occurrence and continuance of any of the following at any time during the term of this Agreement will be an "Event of Default":

                  (a) Borrower fails to make any payment under this Agreement, the Term Note or any Security Document within two (2) Business Days after the date due; or

                  (b) Borrower or any Affiliate of Borrower or any other obligor fails to comply with any material term, condition, or covenant of this Agreement (other than a payment obligation pursuant to Section 10.1(a)), the Term Note, the Intercreditor Agreement, any Security

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

Document, the Subordination Agreement or any other Loan Document, whether or not related to any payment Obligation; or

                  (c) Borrower (i) executes an assignment for the benefit of its creditors, (ii) becomes or is adjudicated bankrupt or insolvent, (iii) admits in writing its inability to pay its debts generally as they become due,
(iv) applies for or consents to the appointment of a conservator, receiver, trustee, or liquidator of Borrower or of all or any substantial part of its assets, (v) files a voluntary petition seeking reorganization or an arrangement with creditors, or to take advantage of or seek any other relief under any Debtor Relief Laws, (vi) files an answer admitting the material allegations of or consenting to, or defaults in, a petition filed against it in any proceeding under any Debtor Relief Laws, or (vii) institutes or voluntarily becomes a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or seeking to postpone the maturity or the collection of any of its debts or to suspend any of the rights of Lenders or any of its Affiliates under any of the Loan Documents; or

                  (d) (i) an order, judgment, or decree is entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or appointing a conservator, receiver, trustee, or liquidator of Borrower, or of all or any substantial part of its assets, and the order, judgment, or decree is not permanently stayed or reversed within sixty (60) days after its entry, or (ii) a petition is filed against Borrower seeking reorganization, an arrangement with creditors, or any other relief under any Debtor Relief Laws, and the petition is not discharged within ninety (90) days after its filing; or

                  (e) if any statement or representation contained in this Agreement, any Security Document, any other Loan Document, any financial statement or any certificate delivered by Borrower to Lenders shall prove to have been materially incorrect when made or deemed made; or

                  (f) if any federal tax lien or any other liens totaling two hundred fifty thousand dollars ($250,000) or more are filed of record against Borrower, Operator or the Properties and not bonded or discharged within thirty (30) days after Borrower receives actual or constructive notice of its filing; or

                  (g) if a judgment (i) for more than two hundred fifty thousand dollars ($250,000) or (ii) for any amount if the execution and enforcement of such judgment could adversely affect Borrower's or Operator's ability to operate the Properties is entered against Borrower or Operator and not stayed, vacated, bonded, paid, or discharged within thirty (30) days of its entry, except a judgment where the claim is fully covered by insurance and the insurance company has accepted liability for the claim or for which Borrower has adequate reserves under GAAP; or

                  (h) upon the occurrence of any material violation by Borrower or Operator of the Properties of any applicable Law, including, without limitation, any Environmental and Safety Regulation; or

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                  (i)      unless Borrower provides written notice to Lenders
(prior to the date on which such Debt becomes due) detailing to the satisfaction of Lenders the basis upon which Borrower intends to dispute the obligation, Borrower fails to pay any Debt in excess of two hundred fifty thousand dollars ($250,000) (other than Debt under this Agreement) or any related interest or premium, when due (whether at scheduled maturity or by acceleration, demand or otherwise) and the failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to the Debt, or any other event occurs and continues after the applicable grace period, if any, specified in the applicable agreement or instrument, if the effect of the default or event is to accelerate or to permit the acceleration of the maturity of the Debt or permit the Debt to be declared to be due and payable prior to the stated maturity; or

                  (j) the occurrence of a "default" or an "Event of Default" under the Guaranty Agreements, or any of the other Security Documents that continues beyond any applicable grace period; or

                  (k) (i) this Agreement, the Term Note, any Security Document, the Intercreditor Agreement or any other Loan Document ceases to be in full force and effect (except in accordance with its terms) or is declared null and void or the validity or enforceability is contested or challenged by Borrower, any Affiliate of Borrower or any of their respective members or shareholders; (ii) Borrower denies that it has any further liability or obligation under this Agreement, the Term Note or any of the Security Documents; or (iii) any of the liens and security interests granted to Lenders under the Security Documents cease to be valid or perfected or cease to have the priority required hereby or under the Security Documents; or

                  (l) Borrower, Guarantor or any of their respective Subsidiaries fails to comply in all material respects with all federal, state or local Laws pertaining in any way to Borrower, the Properties, the Equipment, or the Hydrocarbons; or

                  (m) Borrower's or any Subsidiaries' Working Interest or Net Revenue Interest in the Properties is materially decreased from those set forth in the Reserve Reports without the prior written consent of Lenders; or

                  (n) Borrower fails to perform any material obligation under the Swap Agreement or any Hedging Agreement and the failure continues beyond any applicable grace period; or

                  (o) Borrower modifies or amends any of its Charter Documents in any material manner without Lenders' prior written consent or permits the Charter Documents of any Subsidiary to be modified or amended in any material manner; or

                  (p) an "Event of Default" or "Early Termination Date" is designated under the Swap Agreement or any Hedging Agreement, if caused by action or inaction of Borrower; or

                  (q) a Change in Control occurs without Lenders' prior written consent;

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

                  (r) an event occurs or fails to occur that could, in the reasonable opinion of Lender, have a Material Adverse Effect;

                  (s) a default or event of default occurs under the Senior Credit Facility; or

                  (t) Borrower or any Subsidiary fails to observe or perform any material covenant, condition or agreement contained in Articles VI or VII;

provided, however, that the events described in any of subsections 10.1(e), (h) and (i) will constitute an Event of Default only if the event described is not remedied by Borrower within twenty (20) days after the earlier of (i) any officer of Borrower becoming aware of the occurrence of the event or (ii) Borrower's receipt of a notice from Lenders or the Administrative Agent on behalf of the Lenders of the occurrence of the event.

                                   ARTICLE XI.
                               Remedies of Lenders

         Section 11.1 Remedies. Upon the occurrence of any Event of Default other than under Sections 10.1(c) or 10.1(d), Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times, following two (2) Business Days' prior written notice: (i) terminate the commitments and thereupon the commitments shall terminate immediately and (ii) declare the Term Notes and the Term Loan due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantor accrued hereunder and under the Term Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and the Guarantor. Upon the occurrence of an Event of Default described in Section 10.1(c) or Section 10.1(d), the commitments shall automatically terminate and the Term Notes and the principal of the Term Loan then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantor accrued hereunder and under the Term Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Guarantor. Upon a termination of commitments following an Event of Default, Lenders will have, in addition to all of its other rights arising under any of the Loan Documents or by operation of law or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the Uniform Commercial Code and will have the right to enter upon any premises where the Collateral is kept and peacefully retake possession.

         Section 11.2 Collateral. Lenders will have no obligation to preserve rights to any Collateral against prior parties or to proceed first against any Collateral or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person. Borrower grants to Lenders a license or other right to use, without charge, Borrower's labels,

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patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature related to the Collateral and necessary or convenient in correction with Lenders completing production of, advertising for sale and selling any Collateral, and Borrower's rights under all licenses and any franchise, sales or distribution agreements will inure to Lenders' benefit.

         Section 11.3 Costs and Expenses. Borrower shall pay all costs and expenses of amending, administering, implementing, perfecting, collecting, defending, declaring and enforcing Lenders' rights, security interests in the Collateral under this Agreement or any Security Document or other instrument or agreement delivered in connection with any of the Loan Documents, including searches and filings at all times, and Lenders' attorneys' fees (regardless of whether any litigation is commenced or default is declared and regardless of tribunal or jurisdiction).

         Section 11.4 Set-Off Rights. Upon the occurrence and during the continuation of an Event of Default, Lenders or the Administrative Agent on behalf of the Lenders will have the right, at any time and from time to time, to set-off and apply against the Obligations, in any manner Lenders may determine, any and all deposits (general or special, time or demand, provisional or final) or other amounts at any time credited by or owing from Lenders or any depositary to Borrower whether or not the Obligations are then due; provided, however, that this sentence will not apply to any amounts owing to third-party Working Interest and Royalty Interest previously identified in writing to Lenders. Lenders will provide notice to Borrower not later than three (3) days following the application of any funds under this Section 11.4. As further security for the Obligations, Borrower grants to Lenders a security interest in and lien on all money, instruments, and other property of Borrower now or at any time held by Lenders, including property held in safekeeping. In addition to Lenders' right of set-off and as further security for the Obligations, Borrower grants to Lenders a security interest in and lien on all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or at any time on deposit with or held by Lenders or any depositary together with all other amounts at any time credited by or owing from Lenders or any depositary to Borrower. The rights and remedies of Lenders under this Section 11.4 are in addition to other rights and remedies (including other rights of set-off) that Lenders may have.

         Section 11.5 Rights Under Operating Agreements. Upon the occurrence and during the continuation of an Event of Default, Lenders will have the right to exercise Borrower's rights under the Operating Agreements, including the right to remove and replace the Operator, with or without cause.

                                  ARTICLE XII.
                              Administrative Agent

         Section 12.1 Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to act as its agent under the Agreement and Loan Documents and to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and

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perform such duties as are expressly delegated to it by the terms of this
Agreement, or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set out herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "Administrative Agent" herein and in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an Administrative relationship between independent contracting parties.

         Section 12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement, or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct on the part of the Administrative Agent.

         Section 12.3 Liability of Administrative Agent. No Administrative Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set out herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained in the Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement, or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliate thereof.

         Section 12.4 Reliance by Administrative Agent.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent

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accountants and other experts selected by the Administrative Agent. The
Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Article IX, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date or Advance date, as applicable, specifying its objection thereto.

         Section 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to the Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article XI of the Agreement; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         Section 12.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower, Guarantor, or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, Guarantor and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to

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enter into this Agreement and to extend credit to the Borrower under the
Agreement. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of Borrower, Guarantor or any of their respective Affiliates which may come into the possession of any Administrative Agent-Related Person.

         Section 12.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Liabilities and Costs incurred by it; provided that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Liabilities and Costs to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Administrative Agent-Related Person's own gross negligence or willful misconduct; provided further that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this
Section 12.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 12.7 shall survive termination of the Maximum Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

         Section 12.8 Administrative Agent in its Individual Capacity. MAC and its Affiliates may make loans to, acquire equity interests in and generally engage in any kind of financial advisory, underwriting or other business with each of the Borrower or Guarantor and their respective Affiliates as though MAC were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, MAC or its Affiliates may receive information regarding Borrower, or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide

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such information to them. With respect to its Advances, MAC shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include MAC in its individual capacity.

         Section 12.9 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 12.9, the Administrative Agent may resign as Administrative Agent upon thirty
(30) days notice to the Lenders and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. If the Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation or retirement of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, the Person acting as such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring or removed Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring or removed Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring or removed Administrative Agent's resignation or removal shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

         Section 12.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or Guarantor, the Administrative Agent (irrespective of whether the principal of Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loan, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective Administrative Agents and counsel and all other amounts due the

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Lenders and the Administrative Agent under Sections 2.11 and 13.10 allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable in respect of any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Administrative Agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 13.10.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         Section 12.11 Collateral and Guaranty Agreements Matters.

                  (a)      Collateral Matters.

                           (i)      Each Lender authorizes and directs
Administrative Agent to enter into the Security Documents for the ratable benefit of Lenders. Each Lender agrees that (A) any action taken by Administrative Agent in respect of any Collateral in accordance with the provisions of this Agreement or the Security Documents (and with the consent of, or at the request of, Required Lenders), and (B) the exercise by Administrative Agent (with the consent of, or at the request of, Required Lenders) of powers in respect of the Collateral set out in any Security Documents, together with other reasonably incidental powers, shall be authorized by and binding upon all Lenders.

                           (ii)     In the event any lien under any Security
Document is, on its face, granted to a Lender rather than to Administrative Agent (for the ratable benefit of all Lenders), the Administrative Agent, Lenders, and Borrower confirm that it is their intent that all such liens shall be granted (or deemed granted) to Administrative Agent for the ratable benefit of all Lenders. All such Security Documents are hereby amended to the extent necessary to reflect that the liens granted under those Security Documents are granted to Administrative Agent (for the ratable benefit of all Lenders), and Borrower hereby grants all liens under all Security Documents to Administrative Agent, for the ratable benefit of Lenders.

                           (iii)    Administrative Agent is authorized on behalf
of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time while no Default or Event of Default exists, to take any action with respect to any Collateral or

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Security Documents that may be necessary to perfect and maintain the perfection of the liens upon the Collateral granted by the Security Documents.

                           (iv)     Administrative Agent has no obligation
whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the party pledging the Collateral or is cared for, protected or insured or has been encumbered or that the liens granted to Administrative Agent for the benefit of Lenders under the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority.

                           (v)      Administrative Agent shall exercise the same
care and prudent judgment with respect to the Collateral and the Security Documents as it normally and customarily exercises in respect of similar collateral and security documents.

                  (b) Release Collateral. Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any lien or encumbrance on any property granted to or held by the Administrative Agent under any Loan Document or Security Document (i) upon termination of the Maximum Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted under the Agreement or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders.

                  (c) Subordinate Liens. Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any lien or encumbrance on any property granted to or held by the Administrative Agent under any Loan Document or Security Document to the holder of any lien or encumbrance on such property that constitutes a purchase money lien or a capital lease.

                  (d) Confirm Authority. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property.

         Section 12.12 Advance Procedure.

                  (a) Subject to compliance with Section 2.3 and Article IX, Borrower may request the Advance of the Term Loan by submitting an Advance Request to Administrative Agent, and Administrative Agent shall promptly notify each Lender of the Advance Request and its contents. An Advance Request is irrevocable and binding on Borrower. Each Advance Request must be received by Administrative Agent no later than 12:00 p.m. Houston, Texas, Time on the third Business Day preceding the proposed Advance date.

                  (b) By 11:00 a.m. Eastern Time on the Advance date, each Lender shall remit its Commitment Percentage of each requested Advance by wire transfer to Administrative Agent pursuant to Administrative Agent's wire transfer instructions on Annex I (or as otherwise directed by Administrative Agent) in funds that are available for immediate use by

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Administrative Agent. Subject to receipt of such funds, Administrative Agent shall make such funds available to Borrower as directed in the Advance Request (unless it has actual knowledge that any applicable condition precedent has not been satisfied by Borrower).

                  (c) Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Advance available to Administrative Agent on the applicable Advance date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Percentage Share of any requested Advance available to Administrative Agent on the applicable Advance date, Administrative Agent may (to the extent such amount was actually advanced to Borrower) recover the applicable amount on demand from that Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to Borrower by Administrative Agent and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender.

         Section 12.13 Payments. Borrower shall make each payment on the Obligation as provided in the Agreement, provided that all such payments shall be paid to Administrative Agent and shall be without offset, counterclaim or deduction. Any payment of the Obligation from Borrower, Guarantor, or any of their respective Affiliates which is received by any Lender (including under Section 11.4), shall be promptly forwarded to Administrative Agent. Payments received after the designated time will be deemed received on the next Business Day. Administrative Agent shall pay each Lender any payment to which that Lender is entitled on the same day Administrative Agent receives the funds from Borrower if Administrative Agent receives payment before 12 noon Eastern Time. If Administrative Agent receives the funds at 12 noon or later, Eastern Time, Administrative Agent shall pay such amount to Lender on the following Business Day. If and to the extent that Administrative Agent does not make a payment to Lenders when due, the unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the date paid.

         Section 12.14 Application of Payments.

                  (a) If no Default or Event of Default then exists, all scheduled payments shall be applied in accordance with Section 2.5(e) of this Agreement.

                  (b) If no Default or Event of Default then exists, all prepayments shall be applied first to unpaid fees, expenses, and Related Costs, second to accrued and unpaid interest on the Term Loan with the balance being allocated among the Term Notes in accordance with each Lender's Pro Rata Share, and then applied to the outstanding principal balance of each Term Note. If the amount of a prepayment is not sufficient to pay in full any component of the Term Loan, then the amount of such payment shall be applied to the scheduled principal payments of such loan in the inverse order of their maturity.

                  (c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Notes, whether by acceleration or

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otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Documents; second, to accrued interest on the Notes; third, to fees; fourth, pro rata to principal outstanding on the Notes and Obligations in respect of the Swap Agreement; fifth, to any other Obligations; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

         Section 12.15 Liens. The liens granted by Borrower under the Loan Documents are granted to the Administrative Agent for the ratable benefit of the Lenders. It is the intent of the Lenders that they share an equal priority lien in all of the Collateral, regardless of any previous recordations or filings, the name of the grantee or secured party in the applicable Security Document, and regardless of the timing of any additional recordations or filings, and that the enforcement of all of their respective rights and remedies under the Loan Documents is subject to the terms and provisions of this Agreement. SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT, ALL LIENS OF ANY LENDER IN ANY OF THE COLLATERAL SHALL BE PARI PASSU WITH ALL LIENS OF THE OTHER LENDERS IN SUCH COLLATERAL AND ALL SUCH LIENS SHALL HAVE EQUAL PRIORITY.

         Section 12.16 Payment Priority. The right of each Lender to receive any payments or prepayments under or in respect of the Agreement, any Loan Document, or any Collateral shall be pari passu with the payment rights of all other Lenders acting in their capacity as a Lender pursuant to this Agreement, provided that payments of principal and interest will be allocated to each Lender in accordance with its Pro Rata Share of such payment or prepayment.

         Section 12.17 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or fees resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Advances or fees and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Advances or fees of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances; provided that (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (b) the provisions of this Section 12.17 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this Section 12.17 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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         Section 12.18 Relationship of Lenders. This Agreement, and the
documents delivered in connection herewith, does not create a partnership or joint venture among Administrative Agent and Lenders or among the Lenders.

                                  ARTICLE XIII.
                                  Miscellaneous

         Section 13.1 Remedies Cumulative. Lenders' rights and remedies under this Agreement are cumulative and non-exclusive of any other rights or remedies it may have under any other agreement or instrument, or by operation of law or otherwise.

         Section 13.2 Assignment. This Agreement is entered into for the benefit of Borrower and Lenders and their respective successors and assigns. It will be binding upon and inure to the benefit of those parties and their respective successors and assigns. The rights and obligations of Borrower under this Agreement, the Term Note, the other Security Documents, the Swap Agreement or any other Loan Document to which Borrower is a party may not be assigned without Lenders' prior written consent. Lenders may assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement or any of the other Loan Documents with the consent of Borrower, which consent will not be unreasonably withheld. Lenders may assign interests or participation in this Agreement and the other Loan Documents with the prior written consent of Borrower, which consent shall not be unreasonably withheld; provided, that if any Event of Default has occurred and is continuing or any circumstance exists which could, with notice to Borrower or the lapse of time or both result in an Event of Default, Borrower's consent to such an assignment by Lenders shall not be required. To the extent Lenders assigns to any other Person an interest in the Term Note pursuant to one or more Lender Participation Transactions, Borrower shall execute and deliver to Lenders any Lender Participation Documents reasonably necessary in connection with such transaction, including the issuance by Borrower of one or more Term Notes. Additionally, Lenders will be entitled to grant and assign a security interest in its right, title and interest in and to the Term Note, the Security Documents and all other Loan Documents to its Lenders or Lenders as security for indebtedness of the Lenders.

         Section 13.3 Notices. Any notice, demand or document which any party is required or may desire to give to any other will be in writing and, except as otherwise provided in this Agreement, given by messenger, overnight delivery, facsimile or other electronic transmission, or United States certified mail, postage prepaid, return receipt requested, addressed to the recipient at the location shown below, or at any other address as either party may furnish to the other by notice given in accordance with this provision.

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                  If to Administrative Agent, to:

                  Macquarie Americas Corp., Administrative Agent
                  Two Allen Center, Suite 1140
                  1200 Smith
                  Houston, Texas 77002
                  Attention:  Michael Sextro
                  Telephone:  (713) 986-3607
                  Facsimile:  (713) 986-3610
                  E-Mail:  michael.sextro@macquarie.com

                  with a copy to:

                  Macquarie Americas Corp., Administrative Agent
                  Two Allen Center, Suite 1140
                  1200 Smith
                  Houston, Texas 77002
                  Attention:  Alma Torres
                  Telephone:  (713) 986-3600
                  Facsimile:  (713) 986-3610
                  E-Mail:  alma.torres@macquarie.com

                  If to Borrower, to:

                  PetroQuest Energy, L.L.C.
                  400 E. Kaliste Saloom Rd., Suite 6000
                  Lafayette, Louisiana 70508
                  Attention:  Michael O. Aldridge
                  Telephone:  (337) 232-7028
                  Facsimile:  (337) 232-0044
                  E-Mail:  maldridge@petroquest.com

                  With copy to:

                  PetroQuest Energy, L.L.C.
                  400 E. Kaliste Saloom Rd., Suite 6000
                  Lafayette, Louisiana 70508
                  Attention:  Daniel G. Fournerat
                  Telephone:  (337) 232-7028
                  Facsimile:  (337) 232-0044
                  E-Mail:  dfournerat@petroquest.com

         If to a Lender, to such Lender at its address, facsimile number or other destination provided to the other parties by such Lender from time to time.

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

         If to any other obligor party, the notice will be sent to the address set forth in the Security Document or other Loan Document to which the recipient is a party.

         Any notice delivered or made by messenger, telecopy, electronic mail or United States mail will be deemed to be given on the date of actual delivery as shown by messenger receipt, the sender's facsimile machine confirmation or other verifiable electronic receipt, or the registry or certification receipt. Notwithstanding the previous sentence, if either party receives from the other any message via electronic mail that purports to be a notice under this Agreement but that contains information that is syntactically incorrect, garbled or otherwise unintelligible, the recipient will promptly notify the sender and the message containing the unintelligible information will not be deemed to be given until it is successfully delivered (including redelivery by electronic mail) pursuant to this Section 13.3. If Lenders receives oral notice of any event from an authorized officer of Borrower, Lenders will not be required to delay the exercise of any rights arising from the occurrence of that event until it receives written confirmation of the oral notice. In the event that a discrepancy exists between the notice received by Lenders orally and the written confirmation, or in the absence of a written confirmation, the oral notice, as understood by Lenders will be deemed the controlling and proper notice.

         Section 13.4 Waivers; Amendments.

                  (a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 13.4(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof or of any other Loan Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Advance or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or

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any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (iv) change the Agreement in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the definition of the term "Subsidiary," without the written consent of each Lender, (vi) release any Guarantor (except as set forth in the Guaranty Agreements), release any of the collateral (except as expressly provided in Section 12.11(b), or change Section 6.26, without the written consent of each Lender, or (vii) change any of the provisions of this Section 13.4(b) or the definitions of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

         Section 13.5 Confidentiality. Except as may be required (a) by applicable rules of NASDAQ or the United States Securities and Exchange Commission, (b) by applicable law, (c) in response to or in connection with arbitration proceedings or legal process or in any legal proceeding to enforce or interpret the Security Documents or any other document or instrument executed in connection with the Security Documents, and (d) in any filings necessary or appropriate to create, maintain and perfect liens and security interests contemplated by this Agreement, neither party will release this Agreement or any other document, agreement or instrument relating to or executed in conjunction with this Agreement, or disclose the substantive terms of any of them except to its attorneys, accountants or engineers on a need-to-know basis, without the prior written consent of the other party. Notwithstanding the previous sentence, Lenders may disclose the substantive terms of or furnish its Lenders and potential Lenders and investment bankers and their respective attorneys, accountants or engineers with copies of this Agreement or any Security Document or any other document agreement or instrument relating to or executed or delivered to Lenders in conjunction with this Agreement without the consent of Borrower. Except as required by applicable rules of NASDAQ or the United States Securities Exchange Commission, neither party or any of their respective Affiliates will issue any press release or make any other public announcement relating to this Agreement without the prior written consent of the other party; provided, however, Lenders and Borrower may each publish a "tombstone" announcement regarding this Agreement. Notwithstanding anything herein to the contrary, the information protected by this Section 13.5 will not include, and Lenders may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Lenders relating to such tax treatment and tax structure; that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate.

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

         Section 13.6 Final Agreement. This Agreement and the other agreements to which this Agreement refers, together with all exhibits, schedules and annexes attached to any of them, constitute the final, entire agreement among the parties and supersede any prior oral or written and all contemporaneous oral proposals, commitments, promises, agreements and understandings between the parties with respect to the subject matter of this Agreement and the other Loan Documents, all of which are merged into and replaced by the Loan Documents.

         Section 13.7 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER AND LENDERS KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED OR ASSOCIATED WITH ANY OF THEM, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW; (C) CERTIFIES THAT NEITHER IT NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSELORS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT THE CERTIFYING PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEM BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY.

         Section 13.8 GOVERNING LAW. THIS AGREEMENT, THE TERM NOTE, THE INTERCREDITOR AGREEMENT, THE GUARANTY, THE SWAP AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (OTHER THAN THE SECURITY DOCUMENTS TO THE EXTENT THEY MAY BE MANDATORILY GOVERNED BY LAWS OF ANOTHER JURISDICTION) ARE TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE, THIS AGREEMENT, THE TERM NOTE AND ALL OF THE OTHER LOAN DOCUMENTS (EXCEPT FOR THE SWAP AGREEMENT WHICH WILL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF NEW YORK) TOGETHER WITH ALL TRANSACTIONS PROVIDED FOR IN THEM WILL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

         Section 13.9 No Third-Party Beneficiaries. Subject to Section 13.2, the benefits of this Agreement will not inure to any third party. Notwithstanding anything contained in this

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Agreement or the other Loan Documents, or any conduct or course of conduct by the parties, before or after signing this Agreement or the Loan Documents, this Agreement will not be construed as creating any rights, claims or causes of action against Lenders, or any of its officers, directors, agents or employees by any Person other than Borrower.

         Section 13.10 Fees, Costs and Expenses; Indemnification. (a) Fees, Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within thirty (30) days after any invoice or other statement or notice) pay all Related Costs. Additionally, Borrower will promptly pay (within thirty (30) days after receipt of invoice or other statement or notice) (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Lenders (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (A) the negotiation, preparation, execution and delivery of any and all consents, waivers and amendments to any of the Loan Documents, (B) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (C) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (D) monitoring or confirming (or preparation or negotiation of any documents related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any other Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of Lenders (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of Lenders' exercise of its rights thereunder. In addition, until all Obligations are paid in full, Borrower shall also pay or reimburse Lenders for all reasonable out-of-pocket costs and expenses of Lenders or its agents or employees in connection with the continuing administration of the Term Loan and the related due diligence of Lenders, including travel and miscellaneous expenses and fees and expenses of Lenders' outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

                  (b) Indemnification. BORROWER AGREES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TO DEFEND, RELEASE AND INDEMNIFY THE ADMINISTRATIVE AGENT AND LENDERS, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION, COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST LENDERS ARISING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS

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

AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY RESTRICTED PERSON OR ANY LIABILITIES OR DUTIES OF ANY RESTRICTED PERSON OR LENDERS WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

         THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDERS, PROVIDED ONLY THAT LENDERS SHALL NOT BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING BORROWER OR ANY OF ITS AFFILIATES) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDERS, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS SECTION THE TERM "LENDERS" SHALL REFER NOT ONLY TO THE PERSONS DESIGNATED AS SUCH IN SECTION
1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSONS.

         Section 13.11 Power of Attorney; Etc. Borrower grants to Agent a power of attorney for the purpose of executing on behalf of Borrower documents related to the enforcement of the Lenders' rights under the Security Documents, including but not limited to the execution of any instrument to be filed with or approved by the MMS in the event of a foreclosure on any of the Property. The power of attorney granted to Agent by Borrower under this Section 13.11 is a right coupled with an interest and will be irrevocable for as long as any of the Obligations remain outstanding provided, however that Agent and the Lenders agree not to exercise the power of attorney described in this Section 13.11 prior to the occurrence of an Event of Default. In addition, on or before the 30th day following Closing, Borrower will provide to Agent documentary evidence satisfactory to Agent that at least one authorized representative of Agent has been added to Borrower's signature register on file with the MMS.

         Section 13.12 Severability. Any section, clause, subsection, sentence, paragraph, provision or term this Agreement held invalid, illegal, or ineffective by a court of competent jurisdiction will not impair, invalidate or nullify the remainder of this Agreement.

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

         Section 13.13 Captions; Headings. The headings, captions and arrangements contained in this Agreement have been inserted for convenience only and will not be deemed in any manner to modify, explain, enlarge or restrict any provision in this Agreement.

         Section 13.14 Construction. Borrower and Lenders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement, the Term Note and each of the other Loan Documents with its legal counsel and that this Agreement and the other Security Documents will be construed as if jointly drafted by Borrower and Lenders.

         Section 13.15 Additional Documents. From time to time after the date of this Agreement, each of the parties hereto agrees to execute and deliver or cause to be executed and delivered, all reasonable documents and instruments, and take any other reasonable and lawful action as the other party may deem necessary or desirable to perfect or evidence perfection of its security interest, to enforce its rights under this Agreement or to otherwise effectuate the purposes of this Agreement. Upon the full payment and complete discharge of Borrower's Obligations under this Agreement and the other Loan Documents, Lenders will, at the request and expense of Borrower, prepare and deliver documents evidencing the release and termination of the liens, security interests, and other interests of Lenders under the Security Documents.

         Section 13.16 Counterpart Execution. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         Section 13.17 Compliance with Law. It is the intention of the parties to comply with applicable usury laws (now or later enacted). Accordingly, and notwithstanding any provision to the contrary in this Agreement, the other Security Documents or any other Loan Document, in no event will this Agreement or any other Loan Document require the payment or permit the collection of interest in excess of the maximum amount permitted by those laws. If, under any circumstances, the fulfillment of any provision of this Agreement or of any other Loan Document will involve exceeding the limit prescribed by applicable law for the contracting for or charging or collecting interest, then, ipso facto, the obligation to be fulfilled will be reduced to the allowable limit, and if, under any circumstances, Lenders ever receives pursuant to any of the Loan Documents anything of value as interest or that is deemed to be interest under applicable law that would exceed the highest lawful rate, the amount that would otherwise be excessive interest will be applied to the reduction of the principal amount owing under the Term Note or on account of any other indebtedness owed by Borrower to Lenders, and not to the payment of interest; or, if any portion of the excessive interest exceeds the unpaid balance of principal of that indebtedness, then the excess amount will be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness owed by Borrower to Lenders exceeds the highest lawful rate, Borrower and Lenders will, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects of them, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of the indebtedness so that the actual rate of interest on account of the indebtedness does not exceed the maximum

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amount permitted by applicable law, and (d) allocate interest between portions of the indebtedness so that no portion will bear interest at a rate greater than that permitted by applicable law.

         Section 13.18 EXCULPATION PROVISIONS. EACH OF THE PARTIES AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS CONTAINED IN THEM; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATION OF EACH OF THE LOAN DOCUMENTS AND HAS RECEIVED THE ADVICE OF ITS LEGAL COUNSEL IN ENTERING INTO THE LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR THAT LIABILITY. EACH PARTY AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF THE PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

         Section 13.19 No Other Agreements; No Parol Evidence. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "WRITTEN LOAN AGREEMENT" BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED IN THEM AND WILL NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES AND, EXCEPT FOR THIS CREDIT AGREEMENT, THE TERM NOTE AND EACH OF THE OTHER LOAN DOCUMENTS, THERE ARE NO PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS BETWEEN THE PARTIES THAT WILL SURVIVE THE EXECUTION OF THIS AGREEMENT.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 6th day of November, 2003.

                                     BORROWER:

                                     PETROQUEST ENERGY, L.L.C.,
                                     a Louisiana limited liability corporation

                                     By: /s/ MICHAEL O. ALDRIDGE
                                         -------------------------------------
                                         Michael O. Aldridge
                                         Treasurer

                                     GUARANTOR:

                                     PETROQUEST ENERGY, INC.,
                                     a Delaware corporation

                                     By: /s/ MICHAEL O. ALDRIDGE
                                         -------------------------------------
                                         Michael O. Aldridge
                                         Treasurer

                THIS IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 6th day of November, 2003.

                                     LENDERS:

                                     MACQUARIE AMERICAS CORP.,
                                     a Delaware corporation,
                                     an Administrative Agent and a Lender

                                     By: /s/ BRIAN B. HUGHES
                                         --------------------------------------
                                         Brian B. Hughes
                                         Division Director

                                     By: /s/ STEPHEN LYONS
                                         --------------------------------------
                                         Stephen Lyons
                                         Division Director, Legal

                THIS IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT